OFFSHORE OPERATING AGREEMENT


                               APACHE CORPORATION

                                       and
                          RIDGEWOOD ENERGY CORPORATION
                              MOUNTAIN ENERGY, LLC
                            WILLIFORD ENERGY COMPANY
                             TRANSITION ENERGY, LLC
                                LOWE PARTNERS, LP
                               EXCESS ENERGY, LTD.

                     Parts of Vermilion Area Blocks 7 and 8

                        State Waters Offshore Louisiana


                          Effective September 22, 2004

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                                    CONTENTS

PRELIMINARY RECITALS .......................................................   1

ARTICLE 1: APPLICATION TO EACH LEASE .......................................   1

ARTICLE 2: DEFINITIONS .....................................................   1
2.1    Additional Testing ..................................................   1
2.2    Affiliate ...........................................................   1
2.3    Authorization For Expenditure (AFE) .................................   1
2.4    Complete, Completing, Completion ....................................   1
2.5    Confidential Data ...................................................   1
2.6    Deepen, Deepening ...................................................   1
2.7    Development Operation ...............................................   1
2.8    Development Well ....................................................   1
2.9    Exploratory Operation ...............................................   1
2.10   Exploratory Well ....................................................   2
2.11   Facilities ..........................................................   2
2.12   Lease ...............................................................   2
2.13   Non-Consent Operation ...............................................   2
2.14   Non-Consent Platform ................................................   2
2.15   Non-Consent Well ....................................................   2
2.16   Non-Operator ........................................................   2
2.17   Non-Participating Party .............................................   2
2.18   Non-Participating Party's Share .....................................   2
2.19   Objective Depth .....................................................   2
2.20   Objective Horizon ...................................................   2
2.21   Operator ............................................................   2
2.22   Participating interest ..............................................   2
2.23   Participating Party .................................................   2
2.24   Platform ............................................................   2
2.25   Producible Reservoir ................................................   2
2.26   Producible Well .....................................................   2
2.27   Recomplete, Recompleting, Recompletion ..............................   3
2.28   Rework, Reworking ...................................................   3
2.29   Sidetrack, Sidetracking .............................................   3
2.30   Working interest ....................................................   3

ARTICLE 3: EXHIBITS ........................................................   3
3.1    Exhibits ............................................................   3
       3.1.1    Exhibit "A" ................................................   3
       3.1.2    Exhibit "B" ................................................   3
       3.1.3    Exhibit "C" ................................................   3
       3.1.4    Exhibit "D" ................................................   3
       3.1.5    Exhibit "E" ................................................   3
       3.1.6    Exhibit "F" ................................................   3
3.2    Conflicts ...........................................................   3

ARTICLE 4: OPERATOR ........................................................   3
4.1    Operator ............................................................   3
4.2    Resignation .........................................................   3
4.3    Removal of Operator .................................................   3
4.4    Selection of Successor ..............................................   4
4.5    Delivery of Property ................................................   4
4.6    Resignation or Removal and Selection of Successor Operator
       in a Two-Party Agreement ............................................   4
4.7    Designation of Operator Forms .......................................   4

ARTICLE 5: AUTHORITY AND DUTIES OF OPERATOR ................................   4
5.1    Exclusive Right to Operate ..........................................   4
5.2    Workmanlike Conduct .................................................   4
5.3    Liens and Encumbrances ..............................................   5
5.4    Employees ...........................................................   5
5.5    Records .............................................................   5
5.6    Compliance ..........................................................   5
5.7    Contractors .........................................................   5
5.8    Governmental Reports ................................................   5
5.9    Information to Participating Parties ................................   5
5.10   Information to Non-Participating Parties ............................   6

ARTICLE 6: VOTING AND VOTING PROCEDURES ....................................   6
6.1    Voting Interest .....................................................   6
6.2    Vote Required .......................................................   6
6.3    Votes ...............................................................   6
6.4    Meetings ............................................................   6

ARTICLE 7: ACCESS...........................................................   6
7.1    Access to Lease......................................................   6
7.2    Reports  ............................................................   6
7.3    Confidentiality......................................................   7
7.4    Limited Disclosure...................................................   7
7.5    Media Releases.......................................................   7


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ARTICLE 8: EXPENDITURES ....................................................   7
8.1    Basis of Charge to the Parties ......................................   7
8.2    Authorization .......................................................   7
8.3    Emergency and Required Expenditures .................................   8
8.4    Advance Billings ....................................................   8
8.5    Commingling of Funds ................................................   8
8.6    Security Rights .....................................................   8
8.7    Unpaid Charges and Default ..........................................   9
8.8    Overexpenditures (Optional Provision) ...............................   9

ARTICLE 9: NOTICES .........................................................   9
9.1    Giving and Receiving Notices ........................................   9
9.2    Content of Notice ...................................................   9
9.3    Response to Notices .................................................  10
       9.3.1    Platform Construction ......................................  10
       9.3.2    Proposal Without Platform ..................................  10
       9.3.3    Proposal for Multiple Operations ...........................  10
       9.3.4    Other Matters ..............................................  10
9.4    Failure to Respond ..................................................  10

ARTICLE 10: EXPLORATORY OPERATIONS .........................................  10
10.1   Proposing Operations ................................................  10
10.2   Counterproposals ....................................................  10
10.3   Operations by All Parties ...........................................  11
10.4   Second Opportunity to Participate ...................................  11
10.5   Operations by Fewer Than All Parties ................................  11
10.6   Expenditures Approved ...............................................  11
10.7   Timely Operations ...................................................  11
10.8   Conduct of Operations ...............................................  11
10.9   Course of Action After Reaching Objective Depth .....................  12
       10.9.1   Election by Participating Parties ..........................  12
       10.9.2   Priority of Operations .....................................  12
       10.9.3   Second Opportunity to Participate ..........................  12
       10.9.4   Operations by Fewer Than All Parties .......................  12
       10.9.5   Subsequent Operations ......................................  13
10.10  Wells Proposed Below Deepest Producible Reservoir ...................  13

ARTICLE 11: DEVELOPMENT OPERATIONS..........................................  14
11.1   Proposing Operations ................................................  14
11.2   Counterproposals ....................................................  14
11.3   Operations by All Parties ...........................................  14
11.4   Second Opportunity to Participate ...................................  14
11.5   Operations by Fewer Than All Parties ................................  14
11.6   Expenditures Approved ...............................................  14
11.7   Timely Operations ...................................................  15
11.8   Conduct of Operations ...............................................  15
11.9   Course of Action After Reaching Objective Depth .....................  15
       11.9.1   Election by Fewer Than All Parties .........................  15
       11.9.2   Priority of Operations .....................................  15
       11.9.3   Second Opportunity to Participate ..........................  16
       11.9.4   Operations by Fewer Than All Parties .......................  16
       11.9.5   Subsequent Operations ......................................  16

ARTICLE 12: NON-CONSENT OPERATIONS .........................................  17
12.1   Non-Consent Operations ..............................................  17
       12.1.1   Non-interference ...........................................  17
       12.1.2   Multiple Completion Limitation .............................  17
       12.1.3   Metering ...................................................  17
       12.1.4   Non-Consent Well ...........................................  17
       12.1.5   Cost Information ...........................................  17
       12.1.6   Completions ................................................  17
12.2   Relinquishment of Interest ..........................................  17
       12.2.1   Production Reversion Recoupment ............................  18
       12.2.2   Non-Production Reversion ...................................  18
12.3   Deepening or Sidetracking of Non-Consent Well .......................  18
12.4   Deepening or Sidetracking Cost Adjustments ..........................  19
12.5   Subsequent Operations in Non-Consent Well ...........................  19
12.6   Operations in a Production interval .................................  19
12.7   Operations from Non-Consent Platform ................................  19
12.8   Discovery or Extension from Non-Consent Drilling ....................  20
12.9   Allocation of Platform/Facilities Costs to Non-Consent Operations ...  20
       12.9.1   Charges ....................................................  20
       12.9.2   Operating and Maintenance Charges ..........................  20
12.10  Allocation of Costs Between Zones ...................................  21
12.11  Lease Maintenance Operations ........................................  21
       12.11.1  Participation in Lease Maintenance Operations ..............  21
       12.11.2  Accounting for Non-Participation ...........................  21
12.12  Retention of Lease by Non-Consent Well ..............................  22
12.13  Operations Conducted by Non-Operator ................................  22


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ARTICLE 13: FACILITIES AND MAINTENANCE .....................................  22
13.1   Approval ............................................................  22
13.2   Ownership ...........................................................  22
13.3   Maintenance Operations ..............................................  22

ARTICLE 14: ABANDONMENT, SALVAGE, AND SURPLUS ..............................  23
14.1   Platform Salvage and Removal Costs ..................................  23
14.2   Abandonment of Platforms or Wellbores ...............................  23
14.3   Assignment of Interest ..............................................  23
14.4   Abandonment Operations Required by Governmental Authority ...........  23
14.5   Disposal of Surplus Material ........................................  23

ARTICLE 15: WITHDRAWAL .....................................................  23
15.1   Withdrawal ..........................................................  23
       15.1.1   Unanimous Withdrawal .......................................  23
       15.1.2   Failure to Accept Withdrawing Interests ....................  24
       15.1.3   Assignment Upon Withdrawal .................................  24
       15.1.4   Payment Upon Withdrawal ....................................  24
15.2   Limitation on Withdrawal During an Emergency ........................  24
15.3   Withdrawal During an Operation ......................................  25

ARTICLE 16: RENTALS, ROYALTIES, AND OTHER PAYMENTS .........................  25
16.1   Overriding Royalty and Other Burdens ................................  25
16.2   Subsequently Created Interest .......................................  25
16.3   Payment of Rentals and Minimum Royalties ............................  25
16.4   Non-Participation in Payments .......................................  25
16.5   Royalty Payments ....................................................  26

ARTICLE 17: TAXES ..........................................................  26
17.1   Property Taxes ......................................................  26
17.2   Contest of Property Tax Valuation ...................................  26
17.3   Production and Severance Taxes ......................................  26
17.4   Other Taxes and Assessments .........................................  26

ARTICLE 18: INSURANCE ......................................................  26

ARTICLE 19: LIABILITY, CLAIMS, AND LAWSUITS ................................  26
19.1   Individual Obligations ..............................................  26
19.2   Notice of Claim or Lawsuit ..........................................  26
19.3   Defense and Settlements .............................................  26
19.4   Legal Expense .......................................................  27
19.5   Liability for Losses, Damages, Injury, or Death .....................  27
19.6   Damage to Reservoir, Loss of Reserves and Profit ....................  27

ARTICLE 20: INTERNAL REVENUE PROVISION .....................................  27

ARTICLE 21: CONTRIBUTIONS ..................................................  27
21.1   Notice of Contributions Other Than Advances for Sale of Production ..  27
21.2   Cash Contributions ..................................................  27
21.3   Acreage Contributions ...............................................  27

ARTICLE 22: DISPOSITION OF PRODUCTION ......................................  28
22.1   Facilities to Take in Kind ..........................................  28
22.2   Duty to Take in Kind ................................................  28
22.3   Failure to Take Oil and Condensate in Kind ..........................  28
22.4   Failure to Take Gas in Kind .........................................  28
22.5   Expenses of Delivery in Kind ........................................  28

ARTICLE 23: APPLICABLE LAW

ARTICLE 24: LAWS, REGULATIONS, AND NONDISCRIMINATION .......................  28
24.1   Laws and Regulations ................................................  28
24.2   Nondiscrimination ...................................................  28

ARTICLE 25: FORCE MAJEURE...................................................  29

ARTICLE 26: SUCCESSORS, ASSIGNS, AND PREFERENTIAL RIGHTS ...................  29
26.1   Successors and Assigns ..............................................  29
26.2   Transfer of Interest ................................................  29
26.3   Consent to Assign ...................................................  29
26.4   Transfers Between Parties ...........................................  30
26.5   Division of Interest ................................................  30
26.6   Preferential Rights .................................................  30

ARTICLE 27: TERM ...........................................................  30

ARTICLE 28: MISCELLANEOUS PROVISIONS .......................................  31
28.1   Plurals and Headings ................................................  31
28.2   Other Miscellaneous .................................................  31

ARTICLE 29: EXECUTION ......................................................  31


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                          OFFSHORE OPERATING AGREEMENT

      Parts of Vermilion Area Blocks 7 and 8 State Waters Offshore Louisiana

THIS AGREEMENT, made effective the 22 day of September, 2004, by the signers hereof, (collectively, the "Parties" and individually, a "Party").

                                   WITNESSETH:

      WHEREAS, the Parties own the one (1) or more oil and gas leases identified in Exhibit "A" (the "Leases") and desire to explore, develop, produce, and operate those Leases.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants in this Agreement, the Parties agree as follows:

                                    ARTICLE 1

                            APPLICATION TO EACH LEASE

      Concurrent with the effective date of this Agreement, the Parties hereto agree that operations on the Leases will be conducted in accordance with this Agreement.

                                    ARTICLE 2

                                   DEFINITIONS

      2.1 Additional Testing. An operation not previously approved in the AFE and proposed for the specific purpose of obtaining additional subsurface data.

      2.2 Affiliate. For a person, another person that controls, is controlled by, or is under common control with that person. In this definition,
(a) "control" means the possession by one (1) person, directly or indirectly, of more than fifty percent (50%) of the voting securities of a corporation or, for other persons, the equivalent ownership interest (such as partnership interests), and (b) "person" means an individual, corporation, partnership, trust, estate, unincorporated organization, association, or other legal entity.

      2.3 Authorization for Expenditure (AFE). An authority to expend funds prepared by a Party to estimate the costs to be incurred in conducting an operation under this Agreement.

      2.4 Complete, Completing, Completion. An operation to complete a well for initial production of oil and gas in one (1) or more Producible Reservoirs, including, but not limited to, setting production casing, perforating the casing, stimulating the well, or conducting production tests.

      2.5 Confidential Data. The information and data obtained under this Agreement, including, but not limited to, geological, geophysical, and reservoir information; originals and copies of logs; and other information about the progress, tests, or results of a well drilled or an operation conducted under this Agreement, except data or information that is or becomes public other than by breach of this Agreement.

      2.6 Deepen, Deepening. A drilling operation conducted in an existing wellbore below the Objective Depth to which the well was previously drilled.

      2.7 Development Operation. An operation on the Lease other than an Exploratory Operation.

      2.8 Development Well. A well or portion of a well proposed as a Development Operation.

      2.9 Exploratory Operation. An operation that is conducted on the Lease and that is any of the following:

      (a)      proposed  for an  Objective  Horizon  that  is  not a  Producible
               Reservoir;

      (b) proposed for an Objective Horizon that has a Producible Well, but that will be penetrated at a location where the distance between the midpoint of the Objective Horizon to be penetrated by the proposed well and the midpoint of the same Objective Horizon where it is actually penetrated by a Producible Well will be at least four thousand feet (4,000') for a gas Completion and at least fifteen hundred feet (1,500") for an oil Completion;

      (c) proposed for an Objective Horizon that is unanimously agreed by the Parties not to be in an existing Producible Reservoir; or


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      (d)      proposed  as  deeper  drilling  operations  below the base of the deepest Producible Reservoir.

      2.10 Exploratory Well. A well or portion of a well proposed as an Exploratory Operation.

      2.11 Facilities. Lease equipment beyond the wellhead connections. The term "Facilities" shall include pipelines constructed under this Agreement and used to transport hydrocarbons or produced water to shore or to Platforms or pipeline interconnections located on lands or leases other than those identified in Exhibit "A".

      2.12 Lease. Each oil and gas lease, or portion thereof, identified in Exhibit "A" and the lands covered by that lease.

      2.13 Non-consent Operation. An Exploratory Operation or a Development Operation conducted by fewer than all Parties.

      2.14     Non-Consent Platform. A Platform owned by fewer than all Parties.

      2.15 Non-Consent Well. An Exploratory Well or a Development Well owned by fewer than all Parties.

      2.16     Non-Operator. A Party other than Operator.

      2.17     Non-Participating  Party.  A  Party  other  than a  Participating
Party,

      2.18 Non-Participating Party's Share. The Participating Interest that a Non-Participating Party would have had if all Parties had participated in the operation.

      2.19 Objective Depth. A depth sufficient to test the lesser of the Objective Horizon or the specific footage depth stated in the AFE.

      2.20 Objective Horizon. The interval consisting of the deepest zone, formation, or horizon to be tested in an Exploratory Well, Development Well, Deepening Operation, or Sidetracking operation, as stated in the AFE.

      2.21 Operator. The Party designated as the operator under Article 4 of this Agreement.

      2.22 Participating Interest. The percentage of the costs and risks of conducting an operation under this Agreement that a Participating Party agrees, or is otherwise obligated, to pay and bear.

      2.23 Participating Party. A Party that executes an AFE for a proposed operation or otherwise agrees, or becomes liable, to pay and bear a share of the costs and risks of conducting an operation under this Agreement.

      2.24 Platform. An offshore structure, including a structure that solely supports Facilities, whether fixed, compliant, or floating, and the components of that structure, including, but not limited to, caissons or well protectors, rising above the water line and used for the exploration, development, or production of hydrocarbons from the Lease. The term "Platform" shall also mean an offshore subsea structure or template (excluding templates used for drilling operations) and any component thereof (including, but not limited to, flow lines and control systems, other than those installed in connection with Completion of a well) that is attached to the sea floor and used to obtain production of hydrocarbons from the Lease.

      2.25     Producible Reservoir.  An underground  accumulation of oil or gas
(a) in a single and separate natural pool characterized by a distinct pressure system, (b) not in oil or gas communication with another accumulation of oil or gas, and (c) into which a Producible Well has been drilled.

      2.26 Producible Well, A well that is drilled under this Agreement and that (a) is producing oil or gas; (b) is determined to be, or meets the criteria for being determined to be, capable of producing oil or gas in paying quantities under an applicable order or regulation issued by the governmental authority having jurisdiction; or (c) is determined to be a Producible Well by one (1) or more Participating Parties having a combined Working Interest of fifty-five percent (55%) or more, even if the well has been plugged and abandoned.

      2.27 Recomplete, Recompleting, Recompletion. An operation whereby a Completion in one (1) Producible Reservoir is abandoned in order to attempt a Completion in a different Producible Reservoir within the existing wellbore.


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      2.28     Rework, Reworking. An operation conducted in a well, after it has been Completed in one (1) or more Producible Reservoirs, to restore, maintain, or improve production from one (1) or more of those Producible Reservoirs, excluding drilling, Sidetracking, Deepening, Completing, or Recompleting the well.

      2.29 Sidetrack, Sidetracking. The directional control and intentional deviation of a well to change the bottom-hole location, whether it be to the original Objective Depth or formation or another bottom-hole location not deeper than the stratigraphic equivalent of the initial Objective Depth, unless the intentional deviation is done to straighten the hole or to drill around junk in the hole or to overcome other mechanical difficulties.

      2.30 Working Interest. The ownership of each Party in and to the Lease and all wells, equipment, Platforms, and Facilities, located on the tease, as well as all production from the Lease, in the percentage set forth in Exhibit "A", except as otherwise provided by this Agreement.

                                    ARTICLE 3

                                    EXHIBITS

      3.1 Exhibits. The following exhibits are attached to this Agreement and incorporated into this Agreement by reference:

               3.1.1 EXHIBIT "A". Operator, Description of Leases, Division of Interests, and Notification Addresses.

               3.1.2  EXHIBIT "B". Insurance Provisions.

               3.1.3  EXHIBIT "C". Accounting Procedure.

               3.1.4  EXHIBIT "D". Non-Discrimination Provisions.

               3.1.5  EXHIBIT "E". Gas Balancing Agreement.

               3.1.6 EXHIBIT "F". Memorandum of Operating Agreement and Financing Statement.

      3.2 Conflicts. If a provision of an exhibit, except Exhibits "D", or "E", is inconsistent with a provision in the body of this Agreement, the provision in the body of this Agreement shall prevail. If a provision of Exhibit "D", or "E" is inconsistent with a provision in the body of this Agreement, however, the provision of the exhibit shall prevail.

                                    ARTICLE 4

                                    OPERATOR

      4.1 Operator. Unless otherwise provided in this Agreement, the Party designated as the operator in Exhibit "A" shall serve as Operator.

      4.2 Resignation. Subject to Section 4.4 (Selection of Successor), Operator may resign at any time by giving notice to the other Parties. The resignation shall become effective at the earlier of (a) 7:00 a.m. on the first day of the month following a period of ninety (90) days after the notice, or (b) the time when a successor Operator assumes the duties of Operator.

      4.3 Removal of Operator. Operator may be removed by the affirmative vote of the Parties owning a combined Working interest of fifty percent (50%) or more after excluding Operator's Working Interest if:

      (a) Operator becomes insolvent or unable to pay its debts as they mature, makes an assignment for the benefit of creditors, commits an act of bankruptcy, or seeks relief under laws providing for the relief of debtors;

      (b) a receiver is appointed for Operator or for substantially all of its property or affairs;

      (c) Operator commits a substantial breach of a material provision of this Agreement and fails to cure the breach within thirty (30) days after notice of the breach.

If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and if a federal bankruptcy court prevents the removal of Operator, all Non-Operators and Operator shall comprise an interim operating committee to operate until Operator has elected to reject or assume this Agreement under the Bankruptcy Code. An election by Operator as a debtor-in-possession or by a trustee in


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

bankruptcy to reject this Agreement shall be deemed to be a resignation by Operator without any action by the Non-Operators, except the selection of a successor. To be effective, a vote to remove Operator for any cause described above must be taken within thirty (30) days after a Non-Operator receives actual knowledge of the cause. A change of corporate name or structure of Operator or a transfer of Operator's interest to a single Affiliate shall not be deemed to be a resignation or basis for removing Operator. Subject to Section 8.7 (Unpaid Charges and Default), the resignation or removal of Operator shall become effective at the earlier of (a) 7:00 a.m. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by Non-Operators to remove Operator, or (b) the time when a successor Operator assumes the duties of Operator.

      4.4 Selection of Successor. Upon resignation or removal of Operator, a successor Operator shall be selected from among the Parties by an affirmative vote of one (1) or more Parties having a combined Working interest of fifty-five percent (55%) or more. If the removed or resigned Operator fails to vote or votes only to succeed itself, the successor Operator shall be selected by an affirmative vote of the Parties having a combined Working Interest of fifty percent (50%) or more after excluding the Working Interest of the removed or resigned Operator. On the effective date of the designation, the successor Operator shall assume the duties and responsibilities of Operator under this Agreement. In no event shall the resignation or removal of Operator become effective unless and until a successor Operator has assumed the duties of Operator.

      4.5 Delivery of Property. An Operator that resigns or is removed shall promptly deliver to the successor Operator copies of all records, maps, information, and data obtained affecting the Lease that the successor Operator is entitled to have and that are not already in the possession of the successor Operator, as well as all other property owned by the Parties under this Agreement.

      4.6 Resignation or Removal and Selection of Successor Operator in a Two-party Agreement. If this Agreement involves only two (2) Parties, the following provisions shall apply:

      4.6.1 On occurrence of an event specified in Section 4.3 (Removal of Operator) that allows removal of Operator, Non-Operator shall have the option of either becoming Operator or allowing Operator to continue in that position. If Non-Operator elects to become Operator, Non-Operator shall assume the duties of Operator the day after receipt by Operator of written notice from Non-Operator of the cause for removal.

      4.6.2 If Operator resigns or ceases to serve as Operator, Non-Operator, at its option, shall have the option of either becoming Operator or terminating this Agreement.

      4.7 Designation of Operator Forms. Before the effective date of the resignation or removal of Operator, all Parties shall execute the forms required by the governmental authority having jurisdiction to effectuate the change of Operator.

                                    ARTICLE 5

                        AUTHORITY AND DUTIES OF OPERATOR

      5.1 Exclusive Right to Operate. Unless otherwise provided in this Agreement, Operator shall have the exclusive right to conduct operations under this Agreement, in performing services under this Agreement for the Non-Operators, Operator shall be an independent contractor, not subject to the control or direction of Non-Operators, except for the type of operation to be undertaken in accordance with the voting and election procedures in this Agreement. Operator shall not be deemed to be, or hold itself out as, the agent or fiduciary of Non-Operators.

      5.2 Workmanlike Conduct. Operator shall conduct all operations in a good and workmanlike manner, as would a prudent operator under the same or similar circumstances. Operator shall not be liable to Non-Operators for losses sustained or liabilities incurred, except as may result from Operator's gross negligence or willful misconduct. Operator shall never be required under this Agreement to conduct an operation that it believes would be unsafe or would endanger persons or property. Unless otherwise provided in this Agreement, Operator shall consult with Non-Operators and keep them informed of all important matters.

      5.3 Liens and Encumbrances. Operator shall endeavor to keep the Lease, wells, Platforms, Facilities, and other equipment free from all liens and other encumbrances occasioned by operations hereunder, except those provided in
Section 8.6 (Security Rights).

      5.4 Employees. Operator shall select employees and determine their number, hours of labor, and compensation. The employees shall be employees of Operator.

      5.5 Records. Operator shall keep accurate books, accounts, and records of operations under this Agreement, which, unless otherwise provided in this Agreement, shall be available to Non-Operators as provided in Exhibit "C".

      5.6 Compliance. Operator shall comply, and shall require all agents and contractors to comply, with all applicable laws, rules, regulations, and orders of governmental authorities having jurisdiction.

      5.7 Contractors. Operator may enter into contracts with independent contractors for the design, construction, installation, or operation of Platforms and Facilities. Insofar as possible, Operator shall use competitive bidding to procure goods and services for the benefit of the Parties. All drilling operations conducted under this Agreement shall be conducted by properly qualified and responsible drilling contractors under current competitive contracts. A drilling contract will be deemed to be a current competitive contract if it (a) was made within one (1) year before the commencement of the well and (b) contains terms, rates, and provisions that, when the contract was made, did not exceed those generally prevailing in the area for operations involving substantially equivalent rigs that are capable of drilling the proposed well. At its election, Operator may use its own or an Affiliate's drilling equipment, derrick barge, tools, or machinery to conduct drilling operations, but the work shall be (a) performed by Operator acting as an independent contractor, (b) approved by written agreement with the Participating Parties before commencement of operations, and (c) conducted under the same terms and conditions and at the same rates as are customary and prevailing in competitive contracts of third parties doing work of similar nature. Before awarding a drilling contract or performing work with its own or an Affiliate's drilling equipment, derrick barge, tools, or machinery, Operator shall attempt to obtain competitive bids for the work from independent contractors.

      5.8 Governmental Reports. Operator shall make reports to governmental authorities it has a duty to make as Operator and shall furnish copies of the reports to the Participating Parties.

      5.9 Information to Participating Parties. Operator shall furnish each Participating Party the following information, if applicable, for each well operation conducted by Operator:

      5.9.1 A copy of the application for permit to drill and all amendments thereto.

      5.9.2 A daily drilling report, giving the depth, corresponding lithological information, data on drilling fluid characteristics, information about drilling difficulties or delays, if any, and other pertinent information, by telecopier or other facsimile transmission within twenty-four (24) hours (exclusive of Saturdays, Sundays, and federal holidays) for well operations conducted in the preceding twenty-four (24) hour period.

      5.9.3    A complete report of each core analysis.

      5.9.4 A copy of each electrical survey, currently as it is run; all data for each radioactivity log, temperature survey, deviation or directional survey, caliper log, and other log or survey obtained during the drilling of the well; and, upon Completion of the well, a composite of all electrical type logs, insofar as is reasonable and customary.

      5.9.5 A copy of all well test results, bottom-hole pressure surveys, and fluid analyses.

      5.9.6 Upon written request received by Operator before commencement of drilling, samples of cuttings and cores taken from the well (if sufficient cores are retrieved), packaged in containers furnished by Operator at the expense of the requesting Party, marked as to the depths from which they were taken, and shipped collect by express courier to the address designated by the requesting Party.

      5.9.7 To the extent possible, twenty-four (24) hours advance notice of, and access to, logging, coring, and testing operations.

      5.9.8 A monthly report on the volume of oil, gas, condensate, and water produced from each well.

      5.9.9 A copy of each report made to a governmental authority having jurisdiction.

      5.9.10 Upon written request, other pertinent information available to Operator.

      5.10 Information to Non-participating Parties. Operator shall furnish each Non-Participating Party a copy of each Operator's governmental report that is available to the public and associated with the applicable Non-Consent Operation. Until the applicable recoupment under Article 12 (Non-Consent Operations) is complete., a Non-Participating Party shall not receive or review any other information specified by Section 5.9 (Information to Participating Parties), except as may be necessary for a payout audit of the Non-Consent Operation.

                                    ARTICLE 6

                          VOTING AND VOTING PROCEDURES

Unless otherwise provided in this Agreement, each matter requiring approval of the Parties shall be determined as follows:

      6.1 Voting Interest. Subject to Section 8.7 (Unpaid Charges and Default), each Party shall have a voting interest equal to its Working Interest or its Participating Interest, as applicable.

      6.2 Vote Required. Unless expressly stated to the contrary herein, a matter requiring approval of the Parties shall be decided by the affirmative vote of one (1) or more Parties having a combined voting interest of fifty-five percent (55%)or more.

      6.3 Votes. The Parties may vote at a meeting; by telephone, promptly confirmed in writing to Operator; or by letter, telegram, telecopier, or other form of facsimile transmission. Operator shall give each Party prompt notice of the results of the voting.

      6.4 Meetings. Meetings of the Parties may be called by Operator upon its own motion or at the request of a Party or Parties having a combined voting interest of not less than thirty-five percent (35%), Except in an emergency, no meeting shall be called on less than ten (10) days' advance written notice, and the notice of meeting shall include the proposed meeting agenda. The representative of Operator shall be chairman of each meeting. Only matters included in the agenda may be discussed at a meeting, but the agenda and items included in the agenda may be amended by unanimous agreement of all Parties.

                                    ARTICLE 7

                                     ACCESS

      7.1 Access to Lease. Each Party shall have access, at its sole risk and expense and at all reasonable times, to the Lease to inspect operations and wells in which it participates, and to the pertinent records and data. A Non-Operator shall give Operator at least twenty-four (24) hours' notice of the Non-Operator's intention to visit the Lease, To protect Operator and the Non-Operators from unnecessary lawsuits, claims, and Segal liability, if it is necessary for a person who is not performing services for Operator directly related to the joint operations, but is performing services solely for a Non-Operator or pertaining to the business or operations of a Non-Operator, to visit, use, or board a rig, Platform, or Facility on a Lease subject to this Agreement, the Non-Operator shall give Operator advance notice of the visit, use, or boarding, and shall secure from that person an agreement, in a form satisfactory to Operator, indemnifying and holding Operator and Non-Operators harmless, or shall itself provide the same hold harmless and indemnification in favor of Operator and other Non-Operators before the visit, use, or boarding.

      7.2 Reports. On written request, Operator shall furnish a requesting Party any information not otherwise furnished under Article 5 (Authority and Duties of Operator) to which that Party is entitled under this Agreement. The costs of gathering and furnishing information not furnished under Article 5 shall be charged to the requesting Party, Operator is not obligated to furnish interpretative data that was generated by Operator at its sole cost.

      7.3 Confidentiality. Except as otherwise provided in Section 7.4 (Limited Disclosure), Section 7.5 (Media Releases), and Section 21.1 (Notice of Contributions Other Than Advances for Sale of Production), and except for necessary disclosures to governmental authorities having jurisdiction, or except as agreed in writing by all Participating Parties, no Party or Affiliate shall disclose Confidential Data to a third party.

      7.4 Limited Disclosure. A Party may make Confidential Data to which it is entitled under this Agreement available to:

      (a) outside professional consultants and reputable engineering firms for the purpose of evaluations;

      (b) gas transmission companies for hydrocarbon reserve or other technical evaluations;

      (c) reputable financial institutions for study before commitment of funds;

      (d) governmental authorities having jurisdiction or the public, to the extent required by applicable laws or by those governmental authorities;

      (e) the public, to the extent required by the regulations of a recognized stock exchange;

      (f) third parties with whom a Party is engaged in a bona fide effort to effect a merger or consolidation, sell all or a controlling part of that Party's stock, or sell all or substantially all assets of that Party or an Affiliate of that Party; and

      (g)      an Affiliate of a Party.

      (h) third parties with whom a Party is engaged in a bona fide effort to sell, farmout, or trade all or a portion of its interest in the Lease;

Confidential Data made available under Subsections 7.4(f) and 7.4(h) shall not be removed from the custody or premises of the Party making the Confidential Data available to third parties described in those Subsections. A third party permitted access under Subsections 7.4(a), (b), (c), (f), and (h) shall first agree in writing neither to disclose the Confidential Data to others nor to use the Confidential Data, except for the purpose for which it was disclosed. The disclosing Party shall give prior notice to the other Parties that it intends to make the Confidential Data available.

      7.5 Media Releases. Except as agreed by all Parties or otherwise permitted by this Section, no Party shall issue a news or media release about operations on the Lease. In an emergency involving extensive property damage, operations failure, loss of human life, or other clear emergency, and for which there is insufficient time to obtain the prior approval of the Parties, Operator may furnish the minimum, strictly factual, information necessary to satisfy the legitimate public interest of the media and governmental authorities having jurisdiction. Operator shall then promptly advise the other Parties of the information furnished in response to the emergency.

                                    ARTICLE 8

                                  EXPENDITURES

      8.1 Basis of Charge to the Parties. Subject to the other provisions of this Agreement, Operator shall pay all costs incurred under this Agreement, and each Party shall reimburse Operator in proportion to its Participating Interest. All charges, credits, and accounting for expenditures shall be made and done pursuant to Exhibit "C".

      8.2 Authorization. Before undertaking an operation or making a single expenditure to be in excess of One Hundred Thousand Dollars ($100,000), and before conducting an operation to drill, Sidetrack, Deepen, Complete, or Recomplete a well (regardless of the estimated cost), Operator shall submit an AFE for the operation or expenditure to the Parties for approval. Operator shall also furnish an informational AFE to all Parties for an operation or single expenditure estimated to cost One Hundred Thousand Dollars ($100,000) or less, but in excess of Fifty Thousand Dollars ($50,000), if Operator prepares same for its own use

      8.3 Emergency and Required Expenditures. Notwithstanding anything in this Agreement to the contrary, Operator is hereby authorized to conduct operations and incur expenses that in its opinion are reasonably necessary to safeguard life, property, and the environment in case of an actual or imminently threatened blowout, explosion, accident, fire, flood, storm, hurricane, catastrophe, or other emergency, and the expenses shall be borne by the Participating Parties in the affected operation. Operator shall report to the Participating Parties, as promptly as possible, the nature of the emergency and the action taken. Operator is also authorized to conduct operations and incur expenses reasonably required by statute, regulation, order, or permit condition or by a governmental authority having jurisdiction, which expenses shall be borne by the Participating Parties in the affected operation.

      8.4      Advance  Billings.   After  the  initial  Exploratory  Well,  the
Operator may require each Party to advance its respective share of estimated expenditures pursuant to Exhibit "C".

      8.5 Commingling of Funds. Funds received by Operator under this Agreement may be commingled with its own funds.

      8.6 Security Rights. In addition to other security rights and remedies provided by law for services rendered or and equipment furnished under this Agreement, each Non-Operator grants a lien in, and mortgages, pledges, affects, and hypothecates to Operator, and Operator grants a lien in, and mortgages, pledges, affects, and hypothecates to the Non-Operators, all of its respective rights, title, and interest in and to the following (the "Mortgaged Property"):

      (a) the Lease and all accounts, gas imbalance accounts, contract rights, inventory, and general intangibles relating thereto or arising therefrom;

      (b) all property and fixtures, moveable or immovable, attached to or located on the Lease;

      (c) all production from the Lease and the proceeds attributable to the production from the Lease and the proceeds attributable to the production; and

      (d) all personal property, corporeal or incorporeal, used, obtained, or constructed (including, but not limited to, Platforms under construction) for use in connection with the Lease and operations thereon;

to secure payment of charges against that Party and the performance of the obligations of that Party under this Agreement in the actual amount, not to exceed Twenty-Five Million Dollars ($25,000,000), together with interest thereon at the rate set forth in Exhibit "C" or the maximum rate allowed by law, whichever is less, plus attorneys' fees, court costs, and other related collection costs, all as provided in Exhibit "F". On request, each Party shall execute, acknowledge, and deliver multiple originals of the Memorandum of Operating Agreement and Financing Statement, attached hereto as Exhibit "F". Any Party may file this Agreement, the Memorandum of Operating Agreement and Financing Statement, or both, in any public office it deems appropriate. If a Party does not pay its charges and perform its obligations under this Agreement, and if the failure to pay or perform subjects that Party to foreclosure or execution proceedings under this Agreement, the defaulting Party waives (to the extent allowed by applicable law) (a) all rights of redemption from and after the date of judgment, (b) all required valuations or appraisements of the Mortgaged Property before sale, (c) all rights to stay execution or to require a marshalling of assets, and (d) all requirements for a bond if a receiver is appointed. In addition, to the extent allowed by applicable taw, each Party hereby grants the other Parties a power of sale for each Mortgaged Property, such power to be exercised on default in payment or performance under this Agreement, in the manner provided by applicable law OR otherwise in a commercially reasonable manner and upon reasonable notice. A Party may use applicable state lien laws to secure the payment and performance obligations of each Party hereunder. Without limiting the generality of the foregoing, to the extent allowed by applicable law, Operator may invoke use the mechanics" and materialmen's lien laws to secure the payment to Operator of any sum due under this Agreement for services performed or materials supplied by Operator. If a Party does not pay the charges when due and until the amount owed has been paid, Operator (or Non-Operators, if the defaulting Party is the Operator) shall have, in addition to all rights and remedies to realize upon its security under this
Section 8.6, (a) the right of offset, (b) the right to notify the purchaser of the defaulting Party's share of production about the unpaid charges, (c) the right to collect from the purchaser the proceeds from the sale of the production, and (d) the right to cause the purchaser to withhold or escrow the proceeds from the defaulting Party. Each purchaser may rely on Operator's (or Non-Operators', if the defaulting Party is the Operator) statement of the amount owed. A purchaser of production may rely on a notification of default from a non-defaulting Party, stating the amount due as a result of the default. All Parties waive recourse against the purchasers for releasing, withholding, or escrowing production proceeds under this Section 8.6.

      8.7 Unpaid Charges and Default. If a Party fails to pay the charges due under this Agreement within thirty (30) days after rendition of Operator's statement, and if Operator then issues a notice of default and the default is not cured in the time and manner provided below, the other Participating Parties shall, upon Operator's request, pay the unpaid amount in proportion to their Participating Interests. Each Party paying its share of the unpaid amount shall be subrogated to Operator's security rights, to the extent of the payment. In addition to other remedies provided by this Agreement or by law, if a Party does not pay, when due, its share of the charges under this Agreement, Operator may give that Party notice that unless payment is made within thirty (30) days after receipt of Operator's notice, the Party shall be in default. A Party in default shall have no further access to the Lease, maps, records, data, or other information obtained in connection with operations. If a Party believes that Operator's charges, or a portion thereof, are incorrect, that Party shall nevertheless pay the charges claimed by Operator and may notify Operator that the charges are in dispute. Thereafter, Operator and the Non-Operator shall attempt to resolve the issue within sixty (60) days after receipt of payment. A defaulting Party shall not be entitled to vote or exercise an election on any matter until that Party's payments are current. The voting interest of each non-defaulting Party shall be in the proportion its Participating Interest bears to the total Participating Interests of all non-defaulting Parties. For each operation approved while a Party is in default, the defaulting Party shall be deemed to have voted not to participate in that operation.

                                    ARTICLE 9

                                     NOTICES

      9.1 Giving and Receiving Notices, Except as otherwise provided in this Agreement, all AFE's and notices required or permitted by this Agreement shall be in writing and shall be delivered in person or by mail, courier service, telegram, telecopier, or any other form of facsimile transmission, with postage and charges prepaid, addressed to the Parties at the addresses in Exhibit "A". When a drilling rig is on location and standby charges are accumulating, however, notices pertaining to the rig shall be given orally or by telephone. All telephone or oral notices permitted by this Agreement shall be confirmed immediately thereafter by written notice. The originating AFE or notice shall be deemed to have been delivered only when received by the Party to whom it was directed, and the period for a Party to deliver an AFE or notice in response thereto shall begin on the date the originating AFE or notice is received. "Receipt", for oral or telephone notice, means actual and immediate communication to the Party to be notified, and for written notice, means actual delivery of the notice to the address of the Party to be notified, as specified in this Agreement, or to the telegraph, telecopy, or other facsimile machine of that Party. A responsive notice shall be deemed to have been delivered when it is received by the Party to be notified, either by the United States mail, a courier or telegraph service, transmitted by telecopy or facsimile transmission, receipt confirmed by telephone contact, or personally delivered to the Party to be notified. When A response is required in forty-eight (48) hours or less, however, the response may be given orally or by telephone, telecopy, or other facsimile transmission within that period and confirmed in writing. If A Party is unavailable to receive a notice required to be given orally or by telephone, the notice may be delivered by any other method specified in this Section 9.1 and shall be deemed to have been delivered in the same manner provided in this
Section 9.1 for a responsive notice. A message left on an answering machine or with an answering service or other third person shall not be deemed to be adequate telephonic or oral notice.

      9.2 Content of Notice, An AFE or notice requiring a response shall indicate the maximum response time specified in Section 9.3 (Response to Notices). A proposal for a Platform or Facility shall include an AFE, containing a description of the Platform or Facility, including, but not limited to, location, and the estimated costs of design, fabrication, transportation, and installation. A proposal for a well operation shall include an AFE, describing the estimated commencement date, the proposed depth, the objective formation or formations to be penetrated or tested, the Objective Horizon, the surface and bottomhole locations, proposed directional drilling operations, the type of equipment to be used, and the estimated costs of the operation, including, but not limited to, the estimated costs of drilling, testing, and Completing or abandoning the well, if a proposed operation is subject to Section 12.11 (Lease Maintenance Operations), the notice shall specify that the proposal is a Lease Maintenance Operation, A proposal for multiple operations on more than one (1) well location by the same rig shall contain separate AFEs or notices for each operation and shall specify in writing which operation will take precedence. Each Party shall respond to each proposed multiple operation in the manner provided in Subsection 9.3.3 (Proposal for Multiple Operations). With respect to the two (2) preceding sentences and Subsection 9.3.3 below notwithstanding, not more than one (1) operation involving drilling, Sidetracking or Deepening a well (including any Completion attempt that may follow) shall be conducted while any such operation is already pending or in progress so that the Parties shall not be obligated to participate in more than one (1) operation for drilling, Sidetracking or Deepening a well, and Completing a well at the same time, EXCEPT if either of the Leases will expire or otherwise terminate for lack of operations thereon or production therefrom, then the foregoing restriction shall not apply to a well (or other operation) proposed in order to preserve the Lease from expiration or termination.

      9.3 Response to Notices. Each Party's response to a proposal shall be in writing to the proposing Party. Unless otherwise provided in this Agreement, the response time shall be as follows:

      9.3.1 Platform Construction. When a proposal involves the construction of a Platform, each Party shall respond within ninety (90) days after receipt of the AFE or notice.

      9.3.2 Proposal Without Platform. Except as provided in Subsection 9.3.3 (Proposal for Multiple Operations), when a proposal does not require construction of a Platform, each Party shall respond within thirty (30) days after receipt of the proposal, but if (a) a drilling rig is on location, (b) the proposal relates to the same well or its substitute, and (c) standby charges are accumulating, a response shall be made within forty-eight (48) hours after receipt of the proposal, inclusive of Saturdays, Sundays, and federal holidays.

      9.3.3 Proposal for Multiple Operations. When a proposal is made to conduct multiple, but not simultaneous, Development Operations at separate well locations using the same rig, each Party shall respond (a) to the well operation taking precedence, within thirty (30) days after receipt of the proposal; and (b) to each subsequent well location, within forty-eight (48) hours after completion of approved operations at the prior location and notification thereof by Operator.

      9.3.4 Other Matters. For all other matter requiring notice, each Party shall respond within thirty (30) days after receipt of notice.

      9.3.5 Failure to Respond. Failure of a Party to respond to a proposal or notice, to vote, or to elect to participate within the period required by this Agreement shall be deemed to be a negative response, vote, or election.

                                   ARTICLE 10

                             EXPLORATORY OPERATIONS

      10.1     Proposing   Operations.   A  Party  may  propose  an  Exploratory
Operation by sending an AFE or notice to the other  Parties in  accordance  with
Article 9 (Notices).

      10.2 Counterproposals. When an Exploratory Operation is proposed, if standby charges are not accumulating a Party may, within seven (7) days inclusive of Saturdays, Sundays, and federal holidays after receipt of the AFE or notice for the original proposal, make a proposal, hereinafter referred to as "Counterproposal" to conduct an alternative Exploratory Operation by sending an AFE or notice to the other Parties in accordance with Article 9 (Notices). The AFE or notice shall indicate that the proposal is a Counterproposal to the original proposal. If one (1) or more Counterproposals are made, each Party shall elect to participate in either the original proposal, one (1) Counterproposal, or neither the original proposal nor a Counterproposal, The election must be made within the response period for the original proposal. If two (2) or more proposals receive the approval of the number of Parties and combined Working Interests required by Section 10.5 (Operations by Fewer Than All Parties), the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the proposal first received by the Parties shall take precedence. Except for the response period provided in this Section 10.2, a Counterproposal shall be subject to the same terms and conditions as the original proposal.

      10.3 Operations by All Parties. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk,

      10.4 Second Opportunity to Participate, If there are more than two (2) Parties to this Agreement and if fewer than all but one (1) or more Parties having a combined Working Interest of fifty-five percent (55%) or more elect to participate, then the proposing Party shall notify the Parties of the elections made, whereupon a Party originally electing not to participate may then elect to participate by notifying the proposing Party within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

      10.5 Operations by Fewer Than an Parties, If, after the election made under Section 10.4 (Second Opportunity to Participate), fewer than all but one
(1) or more Parties having a combined Working Interest of fifty-five percent (55%) or more elect to participate in the proposed operation, the proposing Party shall notify the Participating Parties, and each Participating Party shall have forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of costs and risks attributable to the total Non-Participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of the costs and risks attributable to the total Non-Participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of costs and risks attributable to the total Non-Participating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, Operator, subject to Section 12.13 (Operations Conducted by Non-Operator), shall conduct the operation as a Non-Consent Operation for the benefit of the Participating Parties, and the provisions of
Article 12 (Non-Consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made.

      10.6 Expenditures Approved. Approval of an Exploratory Operation shall cover all necessary expenditures associated with the operation proposed in the AFE or notice that are incurred by Operator in connection with (a) preparations for drilling; (b) the actual drilling; (c) evaluations, such as testing, coring, and logging; and (d) plugging and abandonment.

      10.7 Timely Operations. Unless otherwise provided, all Exploratory Operations shall be commenced no later than one hundred twenty (120) days after the date when the last applicable election may be made. The commencement date may be extended for a reasonable period, not to exceed thirty (30) days, by written notice from Operator to all Parties, if the additional time is reasonably necessary to obtain appropriate materials, equipment, or required permits. Operations shall be deemed to have commenced on the day charges commence under the drilling contract for the proposed operation, or for operations involving a Platform, on the date the contract is awarded for design, fabrication, or refurbishment of the Platform, If operations are not commenced within the period provided herein, the effect shall be as if the proposal had not been made. Regardless of whether or not operations are conducted or completed, all costs incurred by Operator, attributable to an approved operation, shall be paid by the Participating Parties. Exploratory Operations may be commenced during the election period under this Article 10. In the event Exploratory Operations are commenced during the election period and a Party makes an election within the election period, or is deemed to have made a negative response under Article 9.3.5, the date and effect of such election will be made retroactive to the date the Exploratory Operation commenced.

      10.8 Conduct of Operations. Upon commencement of drilling an Exploratory Well, Operator shall diligently conduct the operation without unreasonable delay until the well reaches the Objective Depth, unless the well encounters, at a lesser depth, impenetrable conditions or mechanical difficulties that cannot be overcome by reasonable and prudent operations and that render further operations impracticable. If a well does not reach its Objective Depth as a result of the conditions mentioned in this Section 10.8, the operation shall be deemed to have been completed and Article 12 (Non-Consent Operations) shall apply to each Non-Participating Party for the portion of the well drilled.

      10.9 Course of Action After Reaching Objective Depth. When an Exploratory Well has been drilled to its Objective Depth and reasonable testing, coring, and logging have been completed and the results have been furnished to the Participating Parties, Operator shall notify the Participating Parties of Operator's recommendation for further operations in the well, and the following provisions shall apply:

      10.9.1 Election by Participating Parties. The Participating Parties shall notify Operator within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, of receipt of the notice whether the Participating Parties elect to (a) participate in the recommended operation, (b) propose another operation, or
               (c) not participate in the recommended operation. Failure to respond shall be deemed to be an election not to participate in the recommended operation. To propose another operation, a Party shall submit notice of the operation to the Participating Parties within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice of proposal by Operator. The Participating Parties shall respond to all proposals within the period allotted to the original proposal.

      10.9.2 Priority of Operations. If all Participating Parties elect to participate in the same proposed operation, Operator shall conduct the operation at their cost and risk. If more than one
               (1) operation is approved by one (1) or more Participating Parties having a combined Working Interest of fifty-five percent (55%) or more, then the approved operation with the lowest number as indicated below shall take precedence:

               Priority  Ranking:

               1. Additional Testing, coring, or logging. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

               2.     Complete at the Objective Horizon.

               3. Complete above the Objective Horizon. (If conflicting proposals are approved, the operation proposed at the deepest depth shall take precedence.)

               4.     Deepen.  (If  conflicting  proposals  are  approved,   the
                      operation   proposed  to  the  deepest  depth  shall  take
                      precedence.)

               5. Sidetrack. (If conflicting proposals are approved, the proposal receiving the largest percentage Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

               6.     Temporarily plug and abandon.

               7.     Plug and abandon.

      10.9.3 Second Opportunity to Participate. If there are more than two (2) Parties to this Agreement and if fewer than all but one (1) or more Participating Parties having a combined Working Interest of fifty-five percent (55%) or more elect to participate in an operation, the proposing Party shall notify the Parties in the original notice of the elections made, whereupon a Party originally electing not to participate in the proposed operation may then elect to participate by notifying the proposing Party within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice, if all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

      10.9.4 Operations by Fewer Than All Parties. If, after the election made under Subsection 10.9.3 (Second Opportunity to Participate), fewer than ail but one (1) or more Parties having a combined Working Interest of fifty-five percent (55%) or more elect to participate in the proposed operation that takes precedence, the proposing Party shall notify the Participating Parties and each Participating Party shall have forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non-Participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to pay and bear that portion of the costs and risks attributable to the total Non-Participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of costs and risks attributable to the non-participating interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to bear one hundred percent (100%) of the costs and risks of the operation, Operator, subject to Section 12.13 (Operations Conducted by Non-Operator), shall conduct the operation as a Non-Consent Operation for the benefit of the Participating Parties, and the provisions of
               Article 12 (Non-Consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made. If a Participating Party in a well elects not to participate in the Deepening or Sidetracking operation in the well, such Non-Consenting Party shall become a Non-Participating Party in all operations conducted after the election, through the Completing and equipping of the Deepened or Sidetracked portion of the well.

      10.9.5 Subsequent Operations. Upon completion of an operation conducted under Section 10.9 (Course of Action After Reaching Objective Depth), if the well is not either (a) completed as a well capable of producing hydrocarbons in paying quantities, or (b) temporarily or permanently plugged and abandoned, Operator shall notify the Participating Parties of Operator's recommendation for further operations in the well under Subsections 10,9.1 through 10.9.4, which again shall apply. If sufficient approval is not obtained to conduct a subsequent operation in a well or if all Participating Parties elect to plug and abandon the well, subject to Article 14 (Abandonment, Salvage, and Surplus), Operator shall permanently plug and abandon the well at the cost and risk of all Participating Parties. Each Participating Party shall be responsible for its proportionate share of the plugging and abandonment costs associated with the operation in which it participated.

      10.10 Wells Proposed Below Deepest Producible Reservoir. If a proposal is made to conduct an Exploratory Operation involving the drilling of a well to an Objective Horizon below the base of the deepest Producible Reservoir, a Party may elect within the applicable period to limit its participation in the operation down to the base of the deepest Producible Reservoir. For purposes of this Section 10.10, a Party who elects to limit its participation in the operation down to the base of the deepest Producible Reservoir shall be referred to as "Shallow Participant" and a Party who elects to participate in the entire operation shall be referred to as "Deep Participant". If a Party elects to limit its participation to the base of the deepest Producible Reservoir, Operator shall prepare and submit to the Shallow Participant, for informational purposes, a separate AFE covering operations down to the deepest Producible Reservoir. The Shallow Participant shall be a Participating Party in, and shall pay and bear the costs and risks of, each operation to the base of the deepest Producible Reservoir, according to its Participating Interest. The Shallow Participant shall be a Non-Participating Party in each operation below the deepest
Producible  Reservoir,  and the  operation  shall be  considered  a  Non-Consent
Operation, and the provisions of Article 12 (Non-Consent Operations) shall apply. If the well is Completed and produces oil or gas from a horizon below the deepest Producible Reservoir, the Deep Participant shall reimburse the Shallow Participant for its share of the actual well costs to the base of the deepest Producible Reservoir. If the well is Completed and produces oil or gas from a horizon below the deepest Producible Reservoir, the Shallow Participant shall reimburse the Deep Participant for its Working Interest share of the actual well costs to the base of the deepest Producible Reservoir in accordance with Section 12.4 (Deepening or Sidetracking Cost Adjustments), upon the earlier of the time that
(a) the well is plugged back to a horizon above the base of the deepest Producible Reservoir, as determined when the original well was proposed, (b) the well is plugged and abandoned, or (c) the amount to be recouped by the Deep Participant under Article 12 (Non-Consent Operations) is recovered.

                                   ARTICLE 11

                             DEVELOPMENT OPERATIONS

      11.1 Proposing Operations. A Party may propose a Development Operation by sending an AFE or notice to the other Parties in accordance with Article 9 (Notices).

      11.2 Counterproposals. When a Development Operation is proposed, and standby charges are not accumulating a Party may, within five (5) days inclusive of Saturdays, Sundays, and federal holidays after receipt of the AFE or notice for the original proposal, make a proposal, hereinafter referred to as "Counterproposal", to conduct an alternative Development Operation by sending an AFE or notice to the other Parties in accordance with Article 9 (Notices). The AFE or notice shall indicate that the proposal is a Counterproposal to the original proposal. If one (1) or more Counterproposals are made, each Party shall elect to participate in either the original proposal, one (1) Counterproposal, or neither the original proposal nor a Counterproposal. The election must be made within the response period for the original proposal. If two (2) or more proposals receive the approval of the number of Parties and combined Working Interests required by Section 11.5 (Operations By Fewer Than All Parties), the proposal receiving the largest percentage Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall prevail. Except for the response period provided in this Section 11.2, a Counterproposal shall be subject to the same terms and conditions as the original proposal.

      11.3 Operations by All Parties, if all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk,

      11.4 Second Opportunity to Participate. If there are more than two (2) Parties to this Agreement and if fewer than all but one (1) or more Parties having a combined Working Interest of fifty-five percent (55%) or more elect to participate, then the proposing Party shall notify the Parties of the elections made, whereupon a Party originally electing not to participate may then elect to participate by notifying the proposing Party within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

      11.5 Operations by Fewer Than All Parties. If, after the election made under Section 11.4 (Second Opportunity to Participate), fewer than all but one
(1) or more Parties having a combined Working Interest of fifty-five percent (55%) or more elect to participate in the proposed operation, the proposing Party shall notify the Participating Parties, and each Participating Party shall have forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non-Participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of costs and risks attributable to the total Non-Participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of the costs and risks attributable to the total Non-Participating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, Operator, subject to Section 12.13 (Operations Conducted by Non-Operator), shall conduct the operation as a Non-Consent Operation for the benefit of the Participating Parties, and the provisions of
Article 12 (Non-Consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made.

      11.6 Expenditures Approved. Approval of a Development Operation shall cover all necessary expenditures associated with the operation proposed in the AFE or notice that are incurred by Operator in connection with (a) preparations for drilling; (b) the actual drilling; (c) evaluations, such as testing, coring, and logging; and (d) plugging and abandonment.

      11.7 Timely Operations. Unless otherwise provided, all Development Operations shall be commenced no later than one hundred twenty (120) days after the date when the last applicable election may be made. The commencement date may be extended for a reasonable period, not to exceed ninety (90) days, by written notice from Operator to all Parties, if the additional time is reasonably necessary to obtain appropriate materials, equipment, or required permits. Operations shall be deemed to have commenced on the day charges commence under the drilling contract for the proposed operation, or for operations involving a Platform, on the date the contract is awarded for design, fabrication, or refurbishment of the Platform. If operations are not commenced within the period provided herein, the effect shall be as if the proposal had not been made. Regardless of whether or not operations are conducted or completed, all costs incurred by Operator attributable to an approved operation shall be paid by the Participating Parties. Development Operations may be commenced during the election period under this Article 11. In the event Development Operations are commenced during the election period and a Party makes an election within the election period, or is deemed to have made a negative response under Article 9.3.5, the date and effect of such election will be made retroactive to the date the Development Operation commenced.

      11.8 Conduct of Operations. Upon commencement of a Development Well, Operator shall diligently conduct the operation without unreasonable delay until the well reaches the Objective Depth, unless the well encounters, at a lesser depth, impenetrable conditions or mechanical difficulties that cannot be overcome by reasonable and prudent operations and render further operations impracticable. If a well does not reach its Objective Depth as a result of the conditions mentioned in this Section 11.8, the operation shall be deemed to have been completed and Article 12 (Non-Consent Operations) shall apply to each Non-Participating Party for the portion of the well drilled.

      11.9 Course of Action After Reaching Objective Depth. When a Development Well has been drilled to its Objective Depth and reasonable testing, coring, and logging have been completed and the results have been furnished to the Participating Parties, Operator shall notify the Participating Parties of Operator's recommendation for further operations in the well and the following provisions shall apply:

      11.9.1 Election by Fewer Than All Parties. The Participating Parties shall notify Operator within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, of receipt of the notice whether the Participating Parties elect to (a) participate in the recommended operation, (b) propose another operation, or
               (c) not participate in the recommended operation. Failure to respond shall be deemed to be an election not to participate in the recommended operation. To propose another operation, A Party shall submit notice of the operation to the Participating Parties within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of notice of the proposal by Operator. The Participating Parties shall exercise their election on all proposals within the period allotted to the original proposal.

      11.9.2 Priority of Operations. If all Participating Parties elect to participate in the same proposed operation, Operator shall conduct the operation at their cost and risk. If more than one
               (1) operation is approved by one (1) or more Participating Parties having a combined Working Interest of fifty-five percent (55%) or more, then the approved operation with the lowest number as indicated below shall take precedence:

               Priority Ranking: (Indicate the order of preference.)

               1. Additional Testing, coring, or logging, (if conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

               2.     Complete at the Objective Horizon.

               3. Complete above the Objective Horizon. (If conflicting proposals are approved, the operation proposed to the deepest depth shall take precedence.)

               4.     Deepen. (If  conflicting   proposals  are  approved,   the
               operation proposed to the deepest depth shall take precedence.)

               5. Sidetrack. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

               6.     Temporarily plug and abandon.

               7.     Plug and abandon.

      11.9.3 Second Opportunity to Participate. If there are more than two (2) Parties to this Agreement and if fewer than all but one (1) or more Participating Parties having a combined Working Interest of fifty-five percent (55%) or more elect to participate in an operation, the proposing Party shall notify the Parties in the original notice of the elections made, whereupon a Party originally electing not to participate in the proposed operation may then elect to participate by notifying the proposing Party within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

      11.9.4 Operations by Fewer Than All Parties. If, after the election made under Subsection 11.9.3 (Second Opportunity to Participate), fewer than all but one (1) or more Parties having a combined Working Interest of fifty-five percent (55%) or more elect to participate in the proposed operation that takes precedence, the proposing Party shall notify the Participating Parties and each Participating Party shall have forty-eight (48) hours inclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non-Participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of the costs and risks attributable to the total Non-Participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of costs and risks attributable to the non-participating interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, Operator, subject to Section 12.13 (Operations Conducted by Non-Operator), shall conduct the operation as a Non-Consent Operation for the benefit of the Participating Parties, and the provisions of Article 12 (Non-Consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made. If a Participating Party in a well elects not to participate in the Deepening or Sidetracking operation in the well, such Non-Consenting Party shall become a Non-Participating Party in all operations conducted after the election, through the Completing and equipping of the Deepened or Sidetracked portion of the well.

      11.9.5 Subsequent Operations. Upon the completion of art operation conducted under Section 11.9 (Course of Action After Reaching Objective Depth), if the well is not either (a) Completed as a well capable of producing hydrocarbons in paying quantities, or
               (b) temporarily or permanently plugged and abandoned, Operator shall notify the Participating Parties of Operator's recommendation for operations in the well under

               Subsections 11.9.1 through 11.9.4, which again shall apply. If sufficient approval is not obtained to conduct a subsequent operation in a well or if all Participating Parties elect to plug and abandon the well, subject to Article 14 (Abandonment, Salvage, and Surplus), Operator shall permanently plug and abandon the well at the expense of all Participating Parties. Each Participating Party shall be responsible for its proportionate share of the plugging and abandonment costs associated with the operation in which it participated.

                                   ARTICLE 12
                             NON-CONSENT OPERATIONS

12.1  Non-Consent  Operations.  Operator or  substitute  Operator  under Section
12.13 (Operations Conducted by Non-Operator) shall conduct Non-Consent Operations at the sole cost and risk of the Participating Parties in accordance with the following provisions;

      12.1.1 Non-interference. Non-Consent Operations shall not interfere unreasonably with operations being conducted by all Parties.

      12.1.2 Multiple Completion Limitation. A Non-Consent Operation shall not be conducted in a well having multiple Completions unless (a) each Completion is owned by the same Parties in the same proportions; (b) the well is incapable of producing from any Completion; or (c) all Participating Parties in the well consent to the operation.

      12.1.3 Metering. In Non-Consent Operations, production shall be determined upon the basis of appropriate well tests, unless separate metering devices are required by a governmental authority having jurisdiction.

      12.1.4 Non-Consent Well. Operations on a Non-Consent Well shall not be conducted in a Producible Reservoir without approval of all Parties unless (a) the Producible Reservoir is designated in the notice as a Completion objective; (b) Completion of the well in the Producible Reservoir will not increase the rates of production that are prescribed and approved for the Producible Reservoir by the governmental authority having jurisdiction; and
               (c) the horizontal distance between the vertical projections of the midpoint of the Producible Reservoir in the well and an existing well currently completed in and producing from the same Producible Reservoir will be at least one thousand feet (1000') for an oil-well Completion or two thousand feet (2,000') for a gas-well Completion.

      12.1.5 Cost Information. Operator shall, within one hundred twenty (120) days after Completion of a Non-Consent Operation, furnish the Parties either (a) an inventory and an itemized statement of the cost of the well and equipment pertaining thereto, or (b) a detailed statement of the monthly billings. Each quarter thereafter, while the Participating Parties are being reimbursed under Subsection 12.2.1 (Production Reversion Recoupment), Operator, shall furnish the Non-Participating Parties a quarterly statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantities of oil and gas produced from it and the amount of the proceeds from the sale of the Non-Participating Parties' relinquished production from the well for the preceding quarter. Operator shall prepare the monthly statement of the quantities of oil and gas produced and the amounts of the proceeds from the sale of Non-Participating Parties' relinquished production based on the proceeds received for the Operator's share of production. When Operator's payout calculation indicates that payout has occurred, Operator shall promptly notify all Parties. The Participating Parties who carried a portion of the Non-Participating Parties' relinquished interest shall then provide Operator all information pertaining to the cumulative proceeds received from the sale of the Non-Participating Parties' relinquished production. Operator shall revise the payout date using the actual proceeds from the sale of the Non-Participating Parties' relinquished production and administer any subsequent adjustments between the Parties.

      12.1.6 Completions. For determinations under Section 12.1 (Non-Consent Operations), each Completion shall be considered a separate well.

12.2 Relinquishment of Interest. Upon commencement of Non-Consent Operations, other than Section 12.7 (Operations from Non-Consent Platform), each Non-Participating Party's interest and leasehold operating rights in the
Non-Consent  Operation  and title to  production  resulting  therefrom,  and, if
Section 12.8 (Discovery or Extension from Non-Consent Drilling) is effective, one-half (1/2) of each Non-Participating Party's interest and leasehold operating rights and title to production from wells mentioned in Section 12.8, shall be owned by and vested in each Participating Party in proportion to its Participating Interest or in the proportions otherwise agreed by the Participating Parties for as long as the operations originally proposed are being conducted or production is obtained, subject to the following:

      12.2.1 Production Reversion Recoupment. The interest, right, and title described in Section 12.2 shall revert to each Non-Participating Party when the Participating Parties have recouped out of production from the Non-Consent Operations attributable to the Non-Participating Party's interest an amount, which when added to amounts received under Section 12.3 (Deepening or Sidetracking of Non-Consent Well), equals the sum of the following:

               (a)    Eight hundred percent (800%) for  Non-Consent  Exploratory
               Operations, or four hundred percent (400%) for Non-Consent Development Operations, of the Non-Participating Party's Share of the costs of drilling, testing, Completing, Recompleting, Deepening, Sidetracking, Reworking, plugging back, and temporarily plugging and abandoning each Non-Consent Well and equipping it through the wellhead, reduced by the Non-Participating Party's Share of a cash contribution received under Section 21.2 (Cash Contributions);

               (b) Three hundred percent (300%) of the Non-Participating Party's Share of the cost of Facilities necessary to carry out the operation;

               (c) Three hundred percent (300%) of the Non-Participating Party's Share of the cost of a Non-Consent Platform that is installed to carry out the operation;

               (d) Two hundred percent (200%) of the Non-Participating Party's Share of the cost charged in accordance with Section 12.9 (Allocation of Platform/Facilities Costs to Non-Consent Operations) of using a Platform already installed; and

               (e) the Non-Participating Party's Share of the costs of operation, maintenance, treating, processing, gathering, and transportation, as well as lessor's royalties and severance, production, and excise taxes.

               When the Participating Parties have recovered from a Non-Participating Party's relinquished interests the specified sums, the relinquished interests of the Non-Participating Party shall automatically revert to the Non-Participating Party as of 7:00 a.m. of the day after the recoupment occurs. Thereafter, the Non-Participating Party shall own the same interest in the Non-Consent Well, equipment pertaining thereto, including, but not limited to, any applicable Platform or Facilities, and the production therefrom as the Non-Participating Party would have owned or been entitled to if it had participated in the Non-Consent Operation. Upon reversion, the Non-Participating Party shall become a Participating Party and, as such, shall become liable for its proportionate share of the further costs of the operation under this Agreement and Exhibit "C".

      12.2.2 Non-Production Reversion. If the Non-Consent Operations fail to obtain production or if the operations result in production that ceases before complete recoupment by the Participating, Parties under Subsection 12.2.1 (Production Reversion Recoupment), such leasehold operating rights shall revert to each Non-Participating Party, except that all Nor-Consent Wells, Platforms, and Facilities shall remain vested in the Participating Parties (but the salvage value in excess of the sum remaining under Subsection
               12.2.1 shall he credited to all Parties).

      12.3 Deepening or Sidetracking of Non-Consent Well. Operator shall notify Non-Operators of each proposal by a Participating Party to Deepen or Sidetrack a Non-Consent Well. A Non-Participating Party may then effect to participate in the Deepening or Sidetracking operation by notifying Operator within thirty (30) days, or within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, if a rig is on location and standby charges are being incurred, after receiving notice of the proposal. A Non-Participating Party that elects to participate in Deepening or Sidetracking the well, as proposed, shall immediately pay the Participating Parties, in accordance with Section 12.4 (Deepening or Sidetracking Cost Adjustments), its Working Interest share of actual well costs (excluding logging, coring, testing, and Completion costs), less all amounts recovered by the Participating Parties from the proceeds of production from the well, as if the Non-Participating Party had originally participated to the initial Objective Depth or formation, in the case of a Deepening operation, or the depth at which the Sidetracking operation is initiated. Thereafter, the Non-Participating Party shall be deemed to be a Participating Party for the Deepening or Sidetracking operations, and Subsection
12.2.1 (a) shall not apply to that Party for the Deepened or Sidetracked portion of the well. The initial Participating Parties, however, shall continue to recoup out of the proceeds of production from the non-consent portion of the well any balance for the Non-Consent Well remaining to be recovered under Subsection 12.2.1 (Production Reversion Recoupment), less the amounts paid by the Non-Participating Party under this Section 12.3.

      12.4 Deepening or Sidetracking Cost Adjustments. If a proposal is made to Deepen or Sidetrack a Non-Consent Well, a well cost adjustment will be performed as follows:

      (a) Intangible drilling will be valued at the actual cost incurred by the Participating Parties.

      (b) Tangible materials will be valued as transfers of new material in accordance with the provisions of Exhibit "C".

      (c) For Sidetracking operations, the values determined in Subsections 12.4(a) and 12.4(b) shall be reduced by the amount allocated to that portion of the well one hundred feet (100") below the point of Sidetrack. Such allocations shall be accomplished consistent with guidelines recommended by the Council of Petroleum Accountants Societies (COPAS) in COPAS Bulletin No. 2, Determination of Values for Well Cost Adjustments Joint Operations, September 1965, as amended from time to time.

      (d) Amortization/depreciation shall be applied to both intangible and tangible values at the rate of ten percent (10%) per annum from the date the well commenced production to the date operations commence to Deepen or Sidetrack the well, provided, however, the value of tangible materials after applying depreciation shall never be less than fifty percent (50%) of the value determined in Subsection 12,4(b).

      12.5     Subsequent  Operations in Non-Consent Well. Except as provided in
Section 12.3 (Deepening or Sidetracking of Non-Consent Well), an election not to participate in the drilling, Sidetracking, or Deepening of a well shall be deemed to be an election not to participate in any subsequent operations in the well before full recovery by the Participating Parties of the Non-Participating Party's recoupment amount. A subsequent operation conducted during the recoupment period by the Parties entitled to participate shall be subject to the recoupment provided in Subsection 12.2.1 (Production Reversion Recoupment).

      12.6 Operations in a Production interval. A Participating Party may propose further operations in a Production Interval in a well, to include Reworking or temporarily or permanently plugging and abandoning the interval. A "Production Interval" is a zone or interval producing or capable of producing oil or gas from the well without additional Reworking operations. No Production Interval shall be plugged and abandoned without the unanimous approval of the Participating Parties in the Production interval.

      If a proposa1, estimated to exceed the amount specified in Section 8.2 (Authorization), is made to Rework a Production Interval, the unanimous approval of the Parties owning an interest in the Production interval shall be required to conduct the proposed Rework operation.

      A proposal to Rework an interval, other than a Production Interval, shall be made and approved in accordance with Section 11.5 (Operations by Fewer Than All Parties).

      12.7 Operations from Non-Consent Platform. Except as otherwise provided in this Section 12.7, a Party that did not originally participate in a Platform shall be a Non-Participating Party for all operations from the Platform and shall be subject to Section 12.2 (Relinquishment of Interest). Notice, in accordance with Article 9 (Notices), shall be given to the Non-Participating Party for all wells proposed to be drilled from or tied-back to the Non-Consent Platform. If a Non-Participating Party in a Non-Consent Platform desires to participate in the drilling of any such well proposed by the Participating Parties in the Platform, the Non-Participating Party desiring to join in the proposed well shall first pay the Participating Parties in the Platform and existing Facilities its proportionate share of the cost of the Platform and Facilities initially paid by the Participating Parties, including, but not limited to, costs of material, fabrication, transportation, and installation plus any remaining amounts to be recouped under Subsection 12.2.1(b), if applicable, and Subsection 12.2.1(c). The Non-Participating Party shall remit payment to Operator and Operator shall (a) reimburse the Participating Parties in the Platform and Facilities in the same proportions they are sharing in the Platforms and Facilities recoupment account, and (b) credit the applicable payout account. Upon payment of that amount, the original Non-Participating Party shall become an owner and a Participating Party in the Platform and Facilities in the same manner as if recoupment had occurred under Subsection
12.2.1 (Production Reversion Recoupment), and may participate in all future wells drilled from or tied back to the Platform. As to well operations conducted from the Platform prior to payment under this Section 12.7, the original
Non-Participating Party shall remain a Non-Participating Party in such Non-Consent Operations until such time as the entire recoupment balance applicable to all such Non-Consent Operations in the aggregate has occurred, as provided for in Subsections 12.2.1(a) and 12.2.1(e).

      12.8 Discovery or Extension from Non-Consent Drilling. If a Non-Consent Well (a) discovers a new Producible Reservoir or (b) extends an existing Producible Reservoir beyond its recognized boundaries, as unanimously agreed by the Parties before commencement of drilling operations, the recoupment of costs for the well shall be governed by Section 12.2 (Relinquishment of Interest) and shall be recovered by the Participating Parties in one (1) of the following ways:

      (a) If the Non-Consent Well is not completed and produced, recoupment shall be out of one-half (1/2) of each Non-Participating Party's interest in production from all subsequently drilled and completed wells on the Lease that are completed in the Producible Reservoir discovered, or in that portion extended, by the Non-Consent Weil and in which the Non-Participating Party has a Participating Interest; or

      (b) If the Non-Consent Well is completed and produced, recoupment shall be out of the Non-Participating Party's Share of all production from the Non-Consent Well and one-half (1/2) of the Non-Participating Party's interest in production from all subsequently drilled and completed wells on the Lease that are completed in the Producible Reservoir discovered, or in that portion extended, by the Non-Consent Well and in which the Non-Participating Party has a Participating interest.

      12.9     Allocation   of   Platform/Facilities    Costs   to   Non-Consent
Operations. Non-Consent Operations shall be subject to further conditions as follows:

      12.9.1 Charges. If a Non-Consent Well is connected to a Platform, the Participating Parties in the well shall pay Operator for credit to the owners of the Platform a charge for the right to use the Platform and its Facilities as follows:

               (a) Such Participating Parties shall pay a sum equal to that portion of the total cost of the Platform, which one (1) Platform slot bears to the total number of slots on the Platform. If the Non-Consent Well is abandoned, the right of Participating Parties to use that Platform slot shall terminate unless such Parties commence drilling a substitute well for the same slot within ninety (90) days after abandonment.

               (b) If the Non-Consent Well production is handled through the Facilities, the Participating Parties shall pay a sum equal to that portion of the total cost of such

                      Facilities which one (1) well bears to the total number of wells utilizing the Facilities.

      12.9.2 Operating and Maintenance Charges. The Participating Parties shall pay all costs necessary to connect a Non-Consent Well to the Facilities and their Participating Interest share of the expense of operating and maintaining the Platform and Facilities applicable to the Non-Consent Well. Platform operating and maintenance expenses shall be allocated equally to all well completions served, and operating and maintenance expenses for the Facilities shall be allocated equally to all active well completions.

      12.10    Allocation of Costs Between Zones.  Except as provided in Section
10.10 (Wells Proposed Below Deepest Producible Reservoir), if for any reason the Participating Interests of the Parties in a well are not the same for the entire depth or the Completion thereof, the costs of drilling, Completing, and equipping the well shall be allocated in an equitable manner, as agreed by the Parties, based on the value and allocation guidelines recommended by the Council of Petroleum Accountants Societies (COPAS) in COPAS Bulletin No. 2, Determination of Values for Well Costs Adjustments Joint Operations, September 1965, as amended from time to time.

      12.11 Lease Maintenance Operations. An operation proposed within the last six (6) months of the primary term or, subsequent thereto, an operation proposed to perpetuate the Lease or portion thereof at its expiration date or otherwise, including, but not limited to, well operations, regulatory relief (for example, course of action necessary to satisfy the statutory or regulatory requirements of the governmental authority having jurisdiction), and other Lease operations, shall be deemed to be a "Lease Maintenance Operation". To invoke this Section 12.11. a notice or AFE that proposes an operation must state that the proposed operation is a Lease Maintenance Operation.

      12.11.1 Participation in Lease Maintenance Operations. A Party may propose a Lease Maintenance Operation by giving notice to the other Parties. If fewer than all Parties elect to participate in the proposed Lease Maintenance Operation, the proposing Party shall notify the Parties of the elections made. Each Party electing not to participate shall then have a second opportunity to participate in the proposed operation by notifying the other Parties of its election within forty-eight (48) hours after receipt of the notice. A Lease Maintenance Operation shall not require minimum approval, either of the number of Parties or the percentage of the voting interests of the Parties otherwise required in Subsection 6.1.2 (Vote Required). For a Lease Maintenance Operation to be conducted, the Participating Parties must agree to pay and bear one hundred percent (100%) of the costs and risks of the operation. If more than one (1) Lease Maintenance Operation is proposed, the operation with the greatest percentage approval shall be conducted. Notwithstanding the recoupment provisions of this Agreement, a Party electing not to participate in a well operation proposed as a Lease Maintenance Operation shall promptly assign, effective as of the date the operation commences, to the Participating Parties all of its right, title, and interest in and to that portion of the Lease that would otherwise expire and the property and equipment attributable thereto, in accordance with Article 26 (Successors, Assigns, and Preferential Rights). If more than one (1) Lease Maintenance Operation is proposed and there is a tie between two
               (2) proposed operations, both operations shall be conducted and the costs and risks of conducting both operations shall be paid and borne by the Participating Parties. If the drilling of a well is undertaken as a Lease Maintenance Operation, further operations conducted by the Participating Parties in the well shall be governed by Section 10.9 (Course of Action After Reaching Objective Depth) or Section 11.9 (Course of Action After Reaching Objective Depth), whichever applies. If more than one
               (1) well operation is conducted, any of which would perpetuate the Lease or such portion thereof, an assignment shall not be required from a Party participating in any such well operation.

      12.11.2 Accounting for Non-Participation. If after one (1) year from Completion of a well operation conducted as a Lease Maintenance Operation, the Lease or portion thereof is being perpetuated by a Lease Maintenance Operation, as provided in Subsection 12.11.1 (Participation in Lease Maintenance Operations), Operator shall render a final statement. If applicable, to the assigning Party for its share of all expenses attributed to the assigned interest before the effective date of the assignment, plus any credit or deficiency in salvage value calculated under Subsection 15.1.4 (Payment Upon Withdrawal). The assigning Party shall settle any deficiency owed the non-assigning Parties within thirty (30) days after receipt of Operator's statement.

      12.12 Retention of Lease by Non-Consent Well. If, at the expiration of the primary term of the Lease, one (1) or more Non-Consent Wells, Section 10.5 (Operations by Fewer Than All Parties), are the only wells perpetuating the Lease, Operator shall give written notice to each Non-Participating Party that the Non-Consent Wells are serving to perpetuate the Lease. Each Non-Participating Party shall, within thirty (30) days after receipt of Operator's written notice, elect one (1) of the following:

      (a) to assign its entire interest in the Lease to the Participating Parties in the proportions in which the Non-Consent Wells are owned; or

      (b) to pay the Participating Parties, within sixty (60) days after its election, the lesser of its proportionate share of the actual well costs of the wells, as if the Non-Participating Party had originally participated, or the balance of the recoupment account. The payment shall be made to Operator and credited to the account of each Participating Party. The Non-Participating Party shall remain as a Non-Participating Party until full recoupment is obtained, but the payment shall be credited against the total amount to be recouped by the Participating Parties.

A Non-Participating Party that fails to make the required election shall be deemed to have elected under Subsection 12.12(a) to relinquish its entire interest in the Lease. If a Non-Participating Party elects to make payment under Subsection 12.12(b) but fails to make the required payment within sixty (60) days after its election, the Non-Participating Party shall either remain liable on the obligation to pay or, by unanimous vole of the Participating Parties, be deemed to have elected under Subsection 12.12(a) to relinquish its entire interest in the Lease. Each relinquishing Non-Participating Party shall promptly execute and deliver an assignment of its interest to the Participating Parties, in accordance with Article 26 (Successors, Assigns, and Preferential Rights).

      12.13 Operations Conducted by Non-Operator. Notwithstanding any other provision in this Agreement to the contrary, a Participating Party may be designated as substitute Operator for a Non-Consent Operation in which the Operator is not participating with the same authority, rights, obligations, and duties as Operator except when (a) the permits and contracts to be used in the Non-Consent Operation (drilling or otherwise) are not assignable; or (b) the operation is conducted from a Platform operated by Operator. The substitute Operator shall be selected from among the Participating Parties by an affirmative vote of the Participating Parties owning a majority interest in the Non-Consent Operation. If a Non-Consent Operation conducted by a substitute Operator is completed or results in a Producible Well, the well shall be turned over to Operator for future operations.

                                   ARTICLE 13

                           FACILITIES AND MAINTENANCE

      13.1 Approval. A Party may propose the modification, expansion, upgrade, or replacement of existing Facilities, other than Facilities installed with Non-Consent Wells or Platforms, by notice to the other Parties, with information adequate to describe the proposed Facilities and the estimated costs. The affirmative vote of one (1) or more Parties having combined Participating Interests of fifty-five percent (55%) or more in the wells to be served shall constitute approval of and shall bind all owners of the wells to be served, but nothing in this Section limits a Party's rights under Section 22.1 (Facilities To Take in Kind).

      13.2 Ownership. Existing Facilities that are modified, expanded, upgraded, or replaced for the development and operation of the Lease shall be owned by the Parties in proportion to their Participating Interest therein. All costs and risks incurred for such Facilities shall be paid and borne by the

Participating Parties. No Facilities, whether new or existing, that are modified, expanded, upgraded, or replaced, shall be constructed on the Lease to serve operations off the Lease, unless agreed by all Parties.

      13.3 Maintenance Operations. Notwithstanding anything in this Agreement to the contrary, a proposed maintenance operation requiring the approval of the Participating Parties shall be binding on all Parties entitled to participate if one (1) or more Parties having a combined Participating Interest of fifty-five percent (55%) or more elect to participate in the proposed operation. For purposes of this Section 13.3, a maintenance operation is defined as a routine repair performed on the Lease and intended to maintain or preserve the condition of the Facilities, Platforms, and other Lease equipment.

                                   ARTICLE 14

                       ABANDONMENT, SALVAGE, AND SURPLUS

      14.1 Platform Salvage and Removal Costs. When the Parties owning a Platform unanimously agree to dispose of the Platform, it shall be disposed of by Operator in the time and manner approved by the Parties. The costs, risks, and net proceeds, if any, for the disposal shall be shared by the Parties in proportion to their Participating Interests therein.

      14.2     Abandonment  of  Platforms  or  Wellbores.  Except as provided in
Article 10 (Exploratory Operations) and Article 11 (Development Operations), a Party may propose the abandonment of a Platform or wellbore by notifying the other Participating Parties. No Platform or wellbore shall be abandoned without the unanimous approval of the Participating Parties. If all Parties do not approve abandoning the Platform or wellbore, the Party desiring to abandon it shall pay the Operator, on behalf of the Participating Parties, that Party's share of the estimated costs of abandonment, removal, and site clearance of the Platform or plugging and abandonment of the wellbore, less estimated salvage value, as determined under Exhibit "C". If an abandoning Party's respective share of the estimated salvage value is greater than its share of the estimated costs, Operator, on behalf of the Participating Parties, shall pay a sum equal to the deficiency to the abandoning Party.

      14.3 Assignment of Interest. Each Participating Party desiring to abandon a Platform or wellbore under Section 14.2 (Abandonment of Platforms or Wellbores) shall assign, effective as of the last applicable election date, to the non-abandoning Parties, in proportion to their Participating Interests, its interest in the Platform or wellbore and the equipment therein and its ownership in the production from the wellbore. A Party so assigning shall be relieved from further liability for the Platform or wellbore, except liability for payments under Section 14.2 (Abandonment of Platforms or Wellbores).

      14.4 Abandonment Operations Required by Governmental Authority. A wellbore abandonment or Platform removal required by a governmental authority having jurisdiction shall be accomplished by Operator with the costs, risks, and net proceeds, if any, to be shared by the Parties owning the wellbore or Platform in proportion to their Participating Interests therein.

      14.5 Disposal of Surplus Material. Material and equipment acquired hereunder may be classified as surplus by Operator when deemed no longer needed in present or foreseeable operations. Operator shall determine the value and cost of disposing of the materials in accordance with Exhibit "C". If the material is classified as junk or if the value, less cost of disposal, is less than or equal to Fifty Thousand Dollars ($50,000), Operator shall dispose of the surplus materials in any manner it deems appropriate. If the value, less the cost of disposal of the surplus material, is greater than Fifty Thousand Dollars ($50,000), Operator shall give written notice thereof, to the Parties owning the material. Unless purchased by Operator, the surplus material shall be disposed of in accordance with the method of disposal approved by the Parties owning the material. Proceeds from the sale or transfer of surplus material shall be promptly credited to each Party in proportion to its ownership of the material at the time of retirement or disposition.

                                   ARTICLE 15

                                   WITHDRAWAL

      15.1 Withdrawal. Except as hereinafter provided, a Party may withdraw from this Agreement ("Withdrawing Party") by proposing withdrawal to the other Parties. The other Parties shall elect either to join or not to join in the withdrawal within thirty (30) days after receipt of the proposal. Failure to respond shall be deemed to be an election not to join in the withdrawal. A Party that elects not to withdraw or fails to respond to a proposal to withdraw shall be referred to herein as a "Non-Withdrawing Party".

      15.1.1 Unanimous Withdrawal. If all Parties elect to withdraw, Operator shall furnish all Parties a detailed abandonment plan, if applicable, and a detailed cost estimate within sixty (60) days after receipt of the elections to withdraw. Each Withdrawing Party shall be liable for its Participating Interest share of the costs and risks of plugging and abandoning all wells, removing all Platforms and Facilities, and clearing the site of property and equipment associated with the abandonment, net of salvage proceeds. Operator shall then cease operations and begin to permanently abandon all wells, Platforms, and Facilities under the abandonment plan. Once all Parties have elected to withdraw, no further proposals may be made under this Agreement unless agreed by all Parties.

      15.1.2 Failure to Accept Withdrawing Interests. If the Non-Withdrawing Parties are unable to select a successor Operator, if applicable, or are not willing to pay and bear one hundred percent (100%) of costs and risks attributable to the Withdrawing Parties' interests, then the Non-Withdrawing Parties shall meet within fifteen (15) days after the end of the election period set out in
               Section 15.1 (Withdrawal) to agree upon a method to continue operations. If five (5) days after the meeting or the end of the fifteen (15) day period referred to above, whichever occurs first, the Non-Withdrawing Parties have not agreed on (a) the selection of a successor Operator, if applicable, or (b) a method to pay and bear one hundred percent (100%) of costs and risks attributable to the Withdrawing Parties' interests, then the Non-Withdrawing Parties shall be deemed to have consented to join in the withdrawal, and Subsection 15.1.1 (Unanimous Withdrawal) shall apply. Unless otherwise agreed, the Non-Withdrawing Parties shall pay and bear the costs and risks attributable to the Withdrawing Parties' interests in the proportion that each Non-Withdrawing Party's Working Interest bears to the total Working Interests of the Non-Withdrawing Parties.

      15.1.3 Assignment Upon Withdrawal. If the Non-Withdrawing Parties agree to assume one hundred percent (100%) of the Withdrawing Parties' interests, the Withdrawing Parties shall then immediately assign their interests to the Non-Withdrawing Parties in the Lease and production therefrom, including, but not limited to, all property acquired under this Agreement by the Withdrawing Parties, in the proportions agreed to by the Non-Withdrawing Parties. The assignment shall be effective the first day of the month after the date the Non-Withdrawing Parties have agreed to assume one hundred percent (100%) of the Withdrawing Parties' interests.

      15.1.4 Payment Upon Withdrawal. Within one hundred twenty (120) days after execution of the assignment by the applicable Parties, Operator shall render a final statement to the Withdrawing Parties for their estimated shares of the costs of plugging and abandoning all wells, removing all Platforms and Facilities, and clearing the site of property and equipment attributable to the assigned interest, less estimated salvage value, as determined under Exhibit "C", on the effective date of the assignment. The Parties, in good faith, shall approve the estimated costs, expenses, and salvage values by an affirmative vote of the Parties, as set out in Subsection 6.2 (Vote Required). The Withdrawing Parties, in proportion to the respective interests assigned, shall pay the Non-Withdrawing Parties for the Withdrawing Parties' share of the above described estimated costs and salvage values. If the Withdrawing Parties' shares of the estimated salvage value is greater than the Withdrawing Parties' shares of the estimated costs,

               Operator, on behalf ,of the Non-Withdrawing Parties, shall pay a sum equal to the deficiency to the Withdrawing Parties. Upon payment, the Withdrawing Party shall bear no further liability for plugging and abandoning the wells, removing all Platforms and Facilities, and clearing the site of property and equipment attributable to the assigned interest.

      15.2 Limitation on Withdrawal During an Emergency. No Participating Party shall be relieved of its obligations hereunder during a blowout, fire, or other emergency, but may propose withdrawal from this Agreement after termination of the emergency, subject to Subsection 15.3 (Withdrawal During an Operation). The Participating Party shall remain liable for its share of all costs and risks arising from the emergency, including, but not limited to, those incurred in the drilling of relief wells, containment and clean up of oil spills and pollution, and debris removal.

      15.3 Withdrawal During an Operation. Withdrawal of a Party before completion of an operation in which it is a Participating Party shall be subject to Section 26.2 (Transfer of Interest).

                                   ARTICLE 16

                     RENTALS, ROYALTIES, AND OTHER PAYMENTS

      16.1 Overriding Royalty and Other Burdens. If the Working Interest or Participating Interest of a Party is subject to an overriding royalty, production payment, net profits interest, mortgage, lien, security Interest, or other burden or encumbrance, other than lessor's royalty and other burdens listed in Exhibit "A", the Party so burdened shall pay and bear all liabilities and obligations created or secured by the burden or encumbrance and shall indemnify and hold the other Parties harmless from all claims and demands for payment asserted by the owners of the burdens or encumbrances. If a Party becomes entitled to an assignment under this Agreement or as a result of Non-Consent Operations hereunder becomes entitled to receive a relinquished interest, as provided in Section 12.2 (Relinquishment of Interest), otherwise belonging to a Non-Participating Party whose Working Interest in the operations is so burdened or encumbered, the Party entitled to receive the assignment from the Non-Participating Party or the relinquished interest of the Non-Participating Party's production shall receive same free and clear of all such burdens and encumbrances, and the Non-Participating Party whose interest is subject to the burdens and encumbrances shall hold the Participating Parties harmless for the burdens and encumbrances, and will bear same at its own expense.

      16.2 Subsequently Created Interest. Notwithstanding anything in this Agreement to the contrary, if a Party, after execution of this Agreement, creates an overriding royalty, production payment, net profits interest, carried interest, or any other interest out of its Working Interest (hereinafter called "Subsequently Created Interests) the Subsequently Created Interest shall be made specifically subject to this Agreement. If the Party owning the interest from which the Subsequently Created Interest was established fails to pay, when due, its share of costs and the proceeds from the sale of production under Section
8.6 (Security Rights) are insufficient for that purpose, or elects to abandon a well, or elects to relinquish its interest in the Lease, the Subsequently Created Interest shall be chargeable with a pro rata portion of all costs in the same manner as if the Subsequently Created Interest were a Working Interest and Operator may enforce against the Subsequently Created Interest the lien and other rights granted or recognized under this Agreement to secure and enforce collection of costs chargeable to the Subsequently Created Interest. The rights of the owner of the Subsequently Created Interest shall be, and hereby are, subordinated to the rights granted or recognized by Section 8.6.

      16.3 Payment of Rentals and Minimum Royalties. Operator shall pay in a timely manner, for the joint account of the Parties, all rental, minimum royalties, and other similar payments accruing under the Lease and shall, on request, submit evidence of each such payment to the Parties. Operator shall not be held liable to the other Parties in damages for loss of the Lease or interest therein if, through mistake or oversight, a rental, minimum royalty, or other payment is not paid or is erroneously paid. The loss of a Lease or interest therein that results from a failure to pay or erroneous payment of rental or minimum royalty shall be a joint loss, and there shall be no readjustment of interests. For production delivered in kind by Operator to a Non-Operator or to another for the account of a Non-Operator, the

Non-Operator shall provide Operator with information about the proceeds or value of the production in order that Operator may make payments of minimum royalties due.

      16.4 Non-Participation in Payments. A Party that desires not to pay its share of a rental, minimum royalty, or similar payment shall notify the other Parties in writing at least sixty (60) days before the payment is due. Operator shall then make the payment for the benefit of the Parties that do desire to maintain the Lease. In such event, the Non-Participating Party shall assign to the Participating Parties, upon their request, the portions of its interest in the Lease maintained by the payment. The assigned interest shall be owned by each Participating Party in proportion to its Participating Interest. The assignment shall be made subject to Article 26 (Successors, Assigns, and Preferential Rights).

      16.5 Royalty Payments. Each Party shall be responsible for and shall separately bear and properly pay or cause to be paid all royalty and other amounts due on production in accordance with state or federal regulations, as may be amended from time-to-time. Adjustments shall be made among the Parties in accordance with Exhibit "E" (Gas Balancing Agreement). During a period when Participating Parties in a Non-Consent Operation are receiving a Non-Participating Party's share of production, the Participating Parties shall bear and properly pay or cause to be paid the Lease royalty on the production, and shall hold the Non-Participating Parties harmless from liability for the payment.

                                   ARTICLE 17

                                      TAXES

      17.1 Property Taxes. Operator shall render property covered by this Agreement for ad valorem taxation, if applicable, and shall pay the property taxes for the benefit of each Party, Operator shall charge each Party its share of the tax payments. If the ad valorem taxes are based in whole or in part upon separate valuations of each Party's Working Interest, then notwithstanding anything in this Agreement to the contrary, each Party's share of property taxes shall be in proportion to the tax value generated by that Party's Working Interest.

      17.2 Contest of Property Tax Valuation. Operator shall timely and diligently protest to a final determination each tax valuation it deems unreasonable. Pending such determination, Operator may elect to pay under protest. Upon final determination, Operator shall pay the taxes and the interest, penalties, and costs accrued as a result of the protest. In either event, Operator shall charge each Party its share.

      17.3 Production and Severance Taxes, Each Party shall pay, or cause to be paid, all production and severance taxes due on production that it receives under this Agreement.

      17.4 Other Taxes and Assessments. Operator shall pay other applicable taxes (other than income taxes, excise taxes, or other similar types of taxes) or assessments and charge each Party its share.

                                   ARTICLE 18

                                    INSURANCE

      Operator shall provide and maintain the insurance prescribed in Exhibit "B" and charge each Party its proportionate share of the cost of the coverage. No other insurance shall be carried for the benefit of the Parties under this Agreement, except as provided in Exhibit "B".

                                   ARTICLE 19

                         LIABILITY, CLAIMS, AND LAWSUITS

      19.1 Individual Obligations. The obligations, duties, and liabilities of the Parties under this Agreement are several, not joint or collective, Nothing in this Agreement shall ever be construed as creating a partnership of any kind, joint venture, agency relationship, association, or other character of business entity recognizable in law for any purpose. In their relations with each other under this Agreement, the Parties shall not be considered to be fiduciaries or to have established a confidential relationship, except as specifically provided in Section 7.3 (Confidentiality) and Section 7.4 (Limited

Disclosure), but rather shall be free to act at arm's length in accordance with their own respective self-interests. Each Party shall hold all other Parties harmless from liens and encumbrances on the Lease arising as a result of its acts.

      19.2 Notice of Claim or Lawsuit. A Party that is sued on an alleged cause of action arising out of operations on the Lease, or on an alleged cause of action involving title to an interest subject hereto, or that receives notice of a material hearing related to operations on the Lease, shall give prompt notice to the other Parties.

      19.3 Defense and Settlements. The defense of lawsuits or damage claims shall be handled in the manner unanimously determined by the Parties. Operator may settle a single suit or claim for which the amount of settlement is One Hundred Thousand Dollars ($100,000) or less. A single suit or claim for which the amount of settlement attributable to the joint account exceeds One Hundred Thousand Dollars ($100,000) may be settled by approval of two (2) or more Parties having a combined Participating Interest of one hundred percent (100%) or more in the operation from which the suit or claim arose.

      19.4     Legal Expense. Legal expenses shall be handled under Exhibit "C".

      19.5 Liability for Losses, Damages, Injury, or Death. Except as provided in Section 7.1 (Access to Lease), liability for losses, damages, injury, or death arising from operations under this Agreement shall be borne by each Party in proportion to its Participating Interest in the operation out of which the liability arises, except that liability resulting from gross negligence or willful misconduct shall be borne by the Party responsible for the gross negligence or willful misconduct.

      19.6 Damage to Reservoir, Loss of Reserves and Profit. Notwithstanding anything to the contrary contained herein, no Party shall be liable to any other Party for damage to a reservoir, loss of reserves, or loss of profits, nor does any other Party indemnify any other Party for such loss, except for such liability as may result from a Party's gross negligence or willful misconduct.

                                   ARTICLE 20

                           INTERNAL REVENUE PROVISION

      Notwithstanding any provision in this Agreement to the effect that the rights and liabilities of the Parties are several, not joint or collective, and that this Agreement and the operations under this Agreement shall not constitute a partnership, if for federal income tax purposes this Agreement and the operations under this Agreement are regarded as a partnership, then for federal income tax purposes each Party elects to be excluded from application of Subchapter K, Chapter 1, Subtitle A, Internal Revenue Code of 1986, as amended ("Code"), as permitted and authorized by Section 761 of the Code and its regulations. Operator shall execute, on behalf of each Party, the evidence of this election required by the federal Internal Revenue Service, including, but not limited to, all returns, statements, and data required by federal regulation 1.761-2. Each Party shall execute such documents and furnish such other evidence of this election as is required by the federal Internal Revenue Service. Each Party further agrees not to give any notices or take any other action inconsistent with the election made hereby. If a present or future income tax law of the United States of America or a state in which the area covered by the Lease is located contains provisions similar to those in Subchapter K, Chapter 1, Subtitle A, of the Code, under which an election similar to that provided by
Section 761 of Subchapter K is permitted, each Party makes such election or agrees to make such election as may be permitted by such laws. In making this election, each Party states that the income derived by it from operations under this Agreement can be adequately determined without the computation of partnership taxable income.

                                   ARTICLE 21

                                  CONTRIBUTIONS

      21.1 Notice of Contributions Other Than Advances for Sale of Production. Each Party shall promptly notify the other Parties of all offers of contributions that it may obtain, or contributions it is attempting to obtain, for drilling a well on the Lease. Payments received as consideration for entering into a contract for the sale of production from the Lease, loans, and other financial arrangements shall not be considered contributions for the purpose of this Article 21. No Party shall release or obligate itself to release Confidential Data in return for a contribution from a third party for drilling a well without prior written consent of the Participating Parties or Parties having the right to participate in the well.

      21.2 Cash Contributions. If a Party receives a cash contribution for drilling a well on the Lease, the cash contribution shall be paid to Operator and Operator shall credit the amount thereof to the Parties in proportion to their Participating Interests in the well. If the well is a Non-Consent Well, the amount of the contribution shall be deducted from the cost specified in Subsection 12.2.1(a) before computation of the amount to be recouped out of production.

      21.3 Acreage Contributions. If a Party receives an acreage contribution for the drilling of a well on the Lease, the acreage contribution shall be shared by each Participating Party that accepts it in proportion to its Participating Interest in the well. As between the Participating Parties, this Agreement shall apply separately to the acreage.

                                   ARTICLE 22

                           DISPOSITION OF PRODUCTION

      22.1 Facilities to Take in Kind. A Party may, at its sole cost and risk, construct Facilities and Platforms to take its share of production in kind, but the Facilities and Platforms at the time of installation may not interfere with continuing operations on the Lease.

      22.2 Duty to Take in Kind. Each Party shall own and, at its own cost and risk, shall take in kind or separately dispose of its share of the oil, gas, and condensate produced and saved from the Lease, exclusive of production used by Operator in developing and producing operations, subject to this Article 22.

      22.3     Failure  to Take  Oil and  Condensate  in  Kind.  Notwithstanding
Section 22.2 (Duty to Take in Kind), if a Party fails to take in kind or dispose of its share of the oil or condensate, Operator shall have the right, but not the obligation, subject to revocation at will by the Party owning the production, to purchase for its own account, sell to others, or otherwise dispose of all or part of the production at the same price at which Operator calculates and pays lessor's royalty on its own portion of the oil or condensate. Operator shall notify the non-taking Party when the option is exercised. A purchase or sale by Operator of any other Party's share of the oil or condensate shall be for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but in no event shall a contract be for a period in excess of one (1) year. Proceeds of the oil or condensate purchased, sold, or otherwise disposed of by Operator under this
Section 22.3 shall be paid to the Party that had, but did not exercise, the right to take in kind and separately dispose of the oil or condensate. Operator, in disposing of another Party's oil or condensate, shall not be responsible for making any filing with regulatory agencies not required by law to be made by it in respect to another Party's share of oil or condensate. Unless required by governmental authority having jurisdiction or by judicial process, no Party shall be forced to share an available market with a non-taking Party.

      22.4 Failure to Take Gas in Kind. Section 22.3 (Failure to Take Oil and Condensate in Kind) shall not apply to gas produced from the Lease. In no event shall Operator be responsible for, or obligated to dispose of, another Party's share of gas production. If for any reason a Party fails to take or market its full share of gas as produced, that Party may later take, market, or receive a cash accounting for its full share in accordance with Exhibit "E".

      22.5 Expenses of Delivery in Kind. A cost that is incurred by Operator in making delivery of a Party's share of oil, gas, or condensate or disposing of same shall be paid by the Party.

                                   ARTICLE 23

                                 APPLICABLE LAW

      This Agreement shall be governed by and construed, interpreted, and applied under the laws of the State of Texas, excluding choice of law rules that would refer the matter to the laws of another jurisdiction.

                                   ARTICLE 24

                    LAWS, REGULATIONS, AND NONDISCRIMINATION

      24.1 Laws and Regulations. This Agreement and operations under this Agreement are subject to applicable laws, rules, regulations, and orders. A provision of this Agreement found to be contrary to or inconsistent with any such law, rule, regulation, or order shall be deemed to have been modified accordingly.

      24.2 Nondiscrimination. In performing work under this Agreement, the Parties shall comply and Operator shall require each independent contractor to comply with the governmental requirements in Exhibit "D" and with Sections 202(1) to (7), inclusive, of Executive Order 11246, as amended.

                                   ARTICLE 25

                                  FORCE MAJEURE

      If a Party is unable, wholly or in part by force majeure, to carry out its obligations under this Agreement, other than the obligation to make money payments, that Party shall give the other Parties prompt written notice of the force majeure with full particulars about it. Thereupon, the obligations of the Party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. "Force majeure" means an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, or other act of nature, explosion, governmental action or restraint, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, that is not reasonably within the control of the Party claiming suspension. It is, however, expressly agreed that promptness of performance is of the essence under this Agreement and that every reasonable effort will be made by the Parties to avoid delay or suspension of any work or acts to be performed under this Agreement. The requirement that the force majeure be remedied with all reasonable dispatch shall not require a Party to settle strikes or other labor difficulties.

                                   ARTICLE 26

                  SUCCESSORS, ASSIGNS, AND PREFERENTIAL RIGHTS

      26.1 Successors and Assigns. This Agreement binds and inures to the benefit of the Parties and their respective heirs, successors, and assigns and shall constitute a covenant running with the Lease. Each Party shall incorporate in each assignment of an interest in the Lease a provision that the assignment is subject to this Agreement.

      26.2 Transfer of Interest. No transfer, assignment, or other disposition of interest by a Party shall relieve the Party of liabilities and obligations it has incurred or that are attributable to the interest transferred before the date of the transfer, and the obligation to pay and bear all costs and risks attributable to an operation in which the Party was a Participating Party before making the transfer, and the lien and security rights granted by
Section 8.6 (Security Rights) shall continue to burden the interest transferred to secure payment of the obligations. The transferor shall be liable for all costs, expenses, and liabilities for well plugging and abandonment, Platform and Facilities removal and disposal, and site clearance for property and equipment attributable to the assigned interest before the date of the transfer, net of salvage proceeds.

      26.3 Consent to Assign. A Party may not sell, transfer, farm out, assign, or otherwise dispose of all or part of its interest in the Lease without the prior written consent of the other Parties, unless:

      (a) the transferee is financially capable of assuming the obligations hereunder and, in accordance with Subsection 263(c), the transferor furnishes the Parties with proof of such financial capability that, in the case of Outer Continental Shelf leases, shall be proof that the transferee is currently qualified by the Minerals Management Service, an agency of the United States
               Department of the Interior, or a successor agency having jurisdiction (hereinafter "MMS"), to own Outer Continental Shelf leases and that the transferee has on file with the MMS the appropriate lessee and Operator bonds; the transferee presents a written commitment from a bonding company engaged in the issuance of performance bonds pertaining to oil and gas operations that it will issue a bond in favor of the then Party to this Agreement in a penalty sum equal to the proposed assignee's share of all estimated plugging and abandonment costs as of the date of the proposed assignment or other transfer to the proposed transferee;

      (b)      the transferee  agrees in writing to assume all  obligations  and
               liabilities   under  this  Agreement   related  to  the  interest
               acquired; and

      (c) the transferor has given the other Parties written notice of the transfer at least fifteen (15) days before the date of the transfer, such notice to include the name of each proposed transferee, a description of the interests to be transferred, and the proof set forth in Subsection 26.3(a).

The requirements of this Section 26.3 shall not apply to a merger, consolidation, reorganization, sale or transfer to an Affiliate, a mortgage by a Party of its interest in the Lease, a sale of all, or substantially all, of a Party's domestic exploration and production properties, or a transfer or disposition between the Parties hereto.

      26.4 Transfers Between Parties. A transfer, relinquishment, or other disposition of interests in the Lease between Parties under Section 10.5 (Operations by Fewer Than All Parties); Section 12.11 (Lease Maintenance Operations); Section 12.12 (Retention of Lease by Non-Consent Well); Article 15 (Withdrawal); or Section 16.4 (Non-Participation in Payments) shall be made without warranty of title. Any such transfer between the Parties, if applicable, shall be free and dear of ad Subsequently Created Interests, as defined in
Section 16.2 (Subsequently Created Interest), and all mortgages, liens, and encumbrances.

      26.5 Division of Interest. If, at any time, the interest of a Party is divided among and owned by four (4) or more co-owners, Operator, at its discretion, may require the co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for, and approve and pay the Party's share of the joint expenses, and to deal generally with, and with power to bind the co-owners of the Party's interest within the scope of the operations embraced in this Agreement. All such co-owners may separately dispose of their respective shares of the oil, gas, and condensate produced from the Lease and may receive, separately, payment of the sale proceeds thereof.

      26.6 Preferential Rights. If a Party desires to transfer, sell, farmout, assign, or otherwise dispose of all or part of its Working Interest ("Disposing Party"), it shall promptly give written notice to the other Parties with full information about the proposed transaction, including, but not limited to, the name and address of the prospective transferee, (who must be ready, willing, and able to acquire the interest and deliver the stated consideration therefor), the consideration for the transfer and all other terms of the offer. In the case of a package sale of oil and gas interests that includes all or part of the Disposing Party's Working Interest, or if the proposed transaction is structured as a non-simultaneous, like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended ("Code"), the Working interest that is subject to this preferential right shall be separately valued and the notice shall state the value attributed to the interest by the prospective transferee. The other Parties shall then have the right, for a period of fifteen (15) days after receipt of the notice, to elect to purchase or acquire on the same terms and conditions, or on equivalent terms for a non-cash transaction, all of the Working Interest that the Disposing Party is proposing to transfer. If this preferential right is exercised by a Party, the purchasing or acquiring Parties shall share the purchased or acquired interest in the proportions that the Working Interest of each bears to the total Working Interest of all acquiring Parties, or in such proportions as the acquiring Parties otherwise agree. This preferential right shall apply separately to each Working Interest or part thereof covered by this Agreement, regardless of whether it is included in the proposed transaction along with other oil and gas interests, whether as a transfer, sale, assignment, or other disposal, and no provision in this Agreement shall be interpreted to defeat this preferential right. Upon exercise of this preferential right, the acquiring Parties shall agree to perform all obligations of the prospective transferee under the proposed transaction only for the Working Interest subject to the proposed transaction. This preferential right, however, shall not exist or apply when a Party proposes (a) to mortgage its interest; (b) to dispose of or transfer its interest to an Affiliate; or (c) to sell all, or substantially all, of its exploration and production properties located in the United States of America. If the proposed transaction is not consummated within six (6) months after receipt of the notice by the other Parties, the Working Interest shall again be governed by this Section 26.6 and the preferential right shall again arise for the offered interest as herein described.

                                   ARTICLE 27

                                      TERM

      This Agreement shall remain in effect so long as the Lease remains in full force and effect and thereafter until all materials, equipment, supplies, and property belonging to the Parties have been disposed of and final settlement has been made under this Agreement, including, but not limited to, settlement of gas imbalances under Exhibit "E". Termination of this Agreement shall not relieve a Party of any liability or obligation accrued or incurred before termination.

                                   ARTICLE 28

                            MISCELLANEOUS PROVISIONS

      28.1     Plurals  and  Headings.  Except  for the  headings  contained  in
Article 2 (Definitions), the headings and table of contents used in this Agreement are inserted for convenience only and shall be disregarded in construing this Agreement. Reference to the plural form of a noun, pronoun, or verb shall, whenever appropriate, be deemed to include the singular form, and vice versa.

      28.2 Other Miscellaneous. This Agreement shall be considered for all purposes as prepared through the joint efforts of the Parties and shall not be construed against one (1) Party or the other as a result of the preparation, submittal, or other event of negotiation, drafting, or execution hereof. This Agreement is not intended to benefit or create rights in a person or entity not a Party to this Agreement. This Agreement contains the final and entire agreement of the Parties for the matters covered by this Agreement and, as such, supersedes all prior written or oral communications and agreements in this regard. This Agreement may not be modified or changed except by written amendment signed by the Parties.

                                   ARTICLE 29

                                    EXECUTION

This Agreement may be executed by signing the original or a counterpart thereof. If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all Parties had signed the same agreement, but no Party shall be bound to this Agreement unless and until all Parties have executed a counterpart or the original.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed effective as of the date hereinabove stated.

                                      OPERATOR:
WITNESSES:                            APACHE CORPORATION

____________________                  /s/ C. R. Harden
                                      ---------------------------
                                      By:     C. R. Harden
____________________                  Title:  Attorney-in-Fact

                                      NON-OPERATORS:

WITNESSES:                            RIDGEWOOD ENERGY CORPORATION

____________________                  By: /s/ W.Greg Tabor
                                          -----------------------
                                      Name:  W.Greg Tabor
____________________                  Title: Executive Vice-president


WITNESSES:                            MOUNTAIN ENERGY, LLC


____________________                  By:________________________
                                      Name:  John P. Lockridge
____________________                  Title: Manager


WITNESSES:                            WILLIFORD ENERGY COMPANY


____________________                  By:________________________
                                      Name:  P. Douglas Stouts
____________________                  Title: Senior V.P., Operations


WITNESSES:                            EXCESS ENERGY, LTD.


____________________                  By: /s/ Norman R. Rowlinson
                                         ------------------------
                                      Name:  Norman R. Rowlinson
____________________                  Title: President, Excess Energy
                                             GP, LLC, Managing Partner of
                                             Excess Energy, Ltd.


WITNESSES:                            TIGRE ENERGY, LLC


____________________                  By: /s/ Jeffrey W. Wheelock
                                         ------------------------
                                      Name:  Jeffrey W. Wheelock
____________________                  Title: Manager


WITNESSES:                            TRANSITION ENERGY, LLC


____________________                  By: /s/ Jeffrey W. Wheelock
                                         ------------------------
                                      Name:  Jeffrey W. Wheelock
____________________                  Title: Manager


WITNESSES:                            LOWE PARTNERS L.P.


____________________                  By:________________________
                                      Name:  Mary Ralph Lowe
____________________                  Title: President of Maralo, LLC, Managing
                                             Partner of Lowe Partners, LP

                                      NON-OPERATORS:

WITNESSES:                            RIDGEWOOD ENERGY CORPORATION

____________________                  By: _______________________
                                      Name:  W.Greg Tabor
____________________                  Title: Executive Vice-president


WITNESSES:                            MOUNTAIN ENERGY, LLC


____________________                  By: /s/ John P. Lockridge
                                         ------------------------
                                      Name:  John P. Lockridge
____________________                  Title: Manager


WITNESSES:                            WILLIFORD ENERGY COMPANY


____________________                  By:________________________
                                      Name:  P. Douglas Stouts
____________________                  Title: Senior V.P., Operations


WITNESSES:                            EXCESS ENERGY, LTD.


____________________                  By:________________________
                                      Name:  Norman R. Rowlinson
____________________                  Title: President, Excess Energy
                                             GP, LLC, Managing Partner of
                                             Excess Energy, Ltd.


WITNESSES:                            TIGRE ENERGY, LLC


____________________                  By: _______________________
                                      Name:  Jeffrey W. Wheelock
____________________                  Title: Manager


WITNESSES:                            TRANSITION ENERGY, LLC


____________________                  By: _______________________
                                      Name:  Arthur S. Dickinson
____________________                  Title: Chairman


WITNESSES:                            LOWE PARTNERS L.P.


____________________                  By:________________________
                                      Name:  Mary Ralph Lowe
____________________                  Title: President of Maralo, LLC, Managing
                                             Partner of Lowe Partners, LP

                                      NON-OPERATORS:

WITNESSES:                            RIDGEWOOD ENERGY CORPORATION


____________________                  By: _______________________
                                      Name:  W.Greg Tabor
____________________                  Title: Executive Vice-president


WITNESSES:                            MOUNTAIN ENERGY, LLC


____________________                  By:________________________
                                      Name:  John P. Lockridge
____________________                  Title: Manager


WITNESSES:                            WILLIFORD ENERGY COMPANY


____________________                  By: /s/ P. Douglas Stouts
                                         ------------------------
                                      Name:  P. Douglas Stouts
____________________                  Title: Senior V.P., Operations


WITNESSES:                            EXCESS ENERGY, LTD.


____________________                  By:________________________
                                      Name:  Norman R. Rowlinson
____________________                  Title: President, Excess Energy
                                             GP, LLC, Managing Partner of
                                             Excess Energy, Ltd.


WITNESSES:                            TIGRE ENERGY, LLC


____________________                  By: _______________________
                                      Name:  Jeffrey W. Wheelock
____________________                  Title: Manager


WITNESSES:                            TRANSITION ENERGY, LLC


____________________                  By: _______________________
                                      Name:  Arthur S. Dickinson
____________________                  Title: Chairman


WITNESSES:                            LOWE PARTNERS L.P.


____________________                  By:________________________
                                      Name:  Mary Ralph Lowe
____________________                  Title: President of Maralo, LLC, Managing
                                             Partner of Lowe Partners, LP

                                      NON-OPERATORS:

WITNESSES:                            RIDGEWOOD ENERGY CORPORATION

____________________                  By: W.G. Tabor

____________________                  Title: Executive Vice-president


WITNESSES:                            MOUNTAIN ENERGY, LLC


____________________                  By:________________________
                                      Name:  John Lockridge
____________________                  Title: Manager


WITNESSES:                            WILLIFORD ENERGY COMPANY


____________________                  By:________________________
                                      Name:  P. Douglas Stouts
____________________                  Title: Senior V.P., Operations


WITNESSES:                            EXCESS ENERGY, LTD.


____________________                  By:________________________
                                      Name:  Norman R. Rowlinson
____________________                  Title: President, Excess Energy
                                             GP, LLC, Managing Partner of
                                             Excess Energy, Ltd.


WITNESSES:                            TIGRE ENERGY, LLC


____________________                  By:________________________
                                      Name:  Jeffrey W. Wheelock
____________________                  Title: Manager


WITNESSES:                            HUERFANO CORPORATION


____________________                  By:________________________
                                      Name:  Arthur S. Dickinson
____________________                  Title: Chairman


WITNESSES:                            LOWE PARTNERS L.P.


____________________                  By /s/ Mary Ralph Lowe
                                         ------------------------
                                      Name:  Mary Ralph Lowe
____________________                  Title: President of Maralo, LLC, Managing
                                             Partner of Lowe Partners, LP

                                   EXHIBIT "A"

      Attached to and made a part of that certain Operating Agreement dated September 22,2004, by and between Apache Corporation, as Operator, and
              Ridgewood Energy Corporation, et al, as Non-Operators

I.    OPERATOR

      Apache Corporation.

II.   IDENTIFICATION OF LANDS SUBJECT TO AGREEMENT

      State Lease 16672, covering a portion of Block 7, Vermilion Area, containing approximately 1,703.67 acres and State Lease 17058, covering a portion of Block 8, Vermilion Area, containing approximately 1,046.75 acres.

III.  RESTRICTION AS TO DEPTH

      None

IV.   INTEREST OF PARTIES

               Company              Working Interest        Working Interest
                                  Before Project Payout   After Project Payout
    Apache Corporation                   45.00%                  36.00%
    Ridgewood Energy Corporation         20.00%                  16.00%
    Mountain Energy LLC                  10.00%                   8.00%
    Williford EnergxCompany              12.00%                   9.60%
    Transition Energy, LLC                3.00%                   2.40%
    Excess Energy, Ltd.                   5.00%                   4.00%
    Lowe Partners, L.P.                   5.00%                   4.00%
    Tigre Energy, LLC                     0.00%                  20.00%
    Total                               100.00%                 100.00%

v.    NAMES AND ADDRESSES OF PARTIES FOR NOTIFICATION PURPOSES

APACHE CORPORATION
2000 Post Oak Blvd., Suite 100
Houston, TX 77056-4400
Attn: Land Manager - Gulf Coast Region
Tax ID# ____________________________
Phone: (713)296-6349
Fax: (713)296-7024
EMAIL: becky.harden@apachecorp.com

RIDGEWOOD ENERGY CORPORATION
5300 Memorial Drive, 3rd Floor
Houston, TX 77007
Attn: Randy Bennett
Tax ID# ___________________________
Telephone: 713-863-9563
Fax: 713-863-9781
EMAIL: rbennett@ridgewoodenergy.com

TIGRE ENERGY, LLC
7 Hedwig Circle
Houston, TX 77024
Attn: Art Dickinson
Tax ID# ___________________________
Telephone: 713-468-8017
Fax: _____________________________
EMAIL: adickirson@sbcglobal.net

WILLIFORD ENERGY COMPANY
5314 S. Yale Avenue, Suite 900
Tulsa, OK 74135-6257
Attn: Doug Storts
Tax ID# 73-1062-169
Telephone: 918-493-2300 Ext 118
Fax: 918-493-7281
EMAIL: dstorts@willifordenergy.com

MOUNTAIN ENERGY, LLC
PO Box 1499
Pebble Beach, CA 93953
Attn: John Lockridge
Tax ID# ###-##-####
Telephone:________________________
Fax:______________________________
EMAIL: ilock@netpipe.com

TRANSITION ENERGY, LLC
952 Echo Lane - Suite 420
Houston, TX 77024
Attn; Jeffrey W. Wheelock
Tax ID#___________________________
Telephone: 713-722-8118
Fax: _____________________________
EMAIL:jwheelock@dwlegal.com

LOWE PARTNERS, L.P.
223 W. Wall Street, Suite 900
Midland, Texas 79701
Attn: Joe C. Pulido
Tax ID#_____________________
Telephone: 432-684-7441 ext. 14
Fax:______________________________
EMAIL: joepulido@maralo.com

EXCESS ENERGY, LTD.
14825 St. Mary's Lane, Suite 270
Houston, TX 77079
Attn: Norman Rowlinson
Tax ID# 20-0204983
Telephone: 281-679-7601
Fax: _____________________________
EMAIL: nrowlinson@bigcity.net

WILLIFORD ENERGY COMPANY
5314 S. Yale Avenue, Suite 900
Tulsa, OK 74135-6267
Attn: Doug Storts
Tax ID# 73-1062-169
Telephone: 918-493-2300 Ext 118
Fax: 918-495-7231
EMAIL: dstorts@willifordenergy.com

MOUNTAIN ENERGY, LLC
PO Box 1499
Pebble Beach, CA 93953
Attn: John Lockridge
Tax ID# ###-##-####
Telephone:________________________
Fax:______________________________
EMAIL: ilock@netpipe.com

TRANSITION ENERGY, LLC
952 Echo Lane - Suite 420
Houston, TX 77024
AttN: Jeffrey W. Wheelock
Tax ID#___________________________
Telephone: 713-722-8118
Fax: _____________________________
EMAIL: jwheelock@dwlegal.com

LOWE PARTNERS, L.P.
223 W, Wall Street, Suite 900
Midland, Texas 79701
Attn: Joe C. Pulido
Tax ID#______________________________
Telephone: 432-684-7441 ext. 14
Fax:_________________________________
EMAIL: joepulido@maralo.com

EXCESS ENERGY, LTD.
14825 St. Mary's Lane, Suite 270
Houston, TX 77079
Attn: Norman Rowllnson
Tax ID# 20-0204983
Telephone: 281-879-7601
Fax:_________________________________
EMAIL: nrowlinson@bigcity.net

                                   EXHIBIT "B"

Attached to and made a part of that certain Operating Agreement dated September
 22,2004, by and between Apache Corporation, as Operator,, and Ridgewood Energy
                      Corporation, et al, as Non-Operators

                             INSURANCE REQUIREMENTS

1. As to all operations hereunder, the Operator shall carry for the benefit of the Joint Account and of the Parties of this Agreement, the following insurance coverage, subject to market availability and reasonable cost;

a. Worker's Compensation Insurance in accordance with the laws of governmental bodies having jurisdiction, including, if applicable, the United States Longshore and Harbor Workers' Compensation Act, with the Outer Continental Shelf Extension, Employers' Liability Insurance and coverage for its employees as "Master and member of vessels - Maritime Employer's liability coverages". Employers' Liability Insurance and Maritime Employer's Liability coverage shall provide coverage limits of $1,000,000 per accident.

2. Operator shall not be required or authorized to obtain or carry, on behalf of the Joint Account, any additional insurance covering the Parties or operations to be conducted hereunder, without the consent and agreement of all Parties.

3. Each Party, individually, may acquire, at its own expense and for its sole benefit, such insurance as it deems proper to protect itself against claims, losses, damage to or destruction of property and/or personal injury or death of third persons arising out of the joint operations.

4. Each Party understands and agrees that each Party will be responsible for its own proportionate interest in the event of any losses, liabilities or expenses arising out of Joint Operations; and will assume its portion of any such losses, liabilities and/or expenses that occur. All losses and all damages to jointly owned property shall also be borne by the Parties in proportion to their respective interests.

5. Each Party hereby agrees that all insurance policies covering the operations contemplated herein will be suitably endorsed to effectuate a waiver of subrogation rights against all other Parties to the Agreement.

6. Operator shall require all contractors engaged in operations under this Agreement to comply with the applicable Workers' Compensation and Employers' Liability laws, including Maritime coverage if applicable, and to maintain such other insurance, and in such amounts, that the Operator deems necessary. All such insurance policies shall provide for a waiver of subrogation rights against the Parties to this Agreement.

                                  EXHIBIT " C "


Attached to and made part of that certain Operating Agreement dated by and between Apache Corporation, as Operator and Ridgewood Energy Corporation et al as Non-Operator

                              ACCOUNTING PROCEDURE

                           OFFSHORE JOINT OPERATIONS

                              I. GENERAL PROVISIONS

1.    Definitions

      "Joint Property" shall mean the real and personal property subject to the Agreement to which this Accounting Procedure is attached.

      "Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

      "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

      "Operator"   shall  mean  the  party   designated  to  conduct  the  Joint
      Operations.

      "Non-Operators" shall mean the Parties of this Agreement other than the Operator.

      "Parties" shall mean Operator and Non-Operators.

      "First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

      "Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

      "Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.

      "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

      "Controllable  Material"  shall  mean  Material  which  at the  time is so
      classified  in  the  Material   Classification  Manual  as  most  recently
      recommended by the Council of Petroleum Accountants Societies.

      "Shore Base Facilities" shall mean onshore support facilities that during drilling, development, maintenance and producing operations provide such services to the Joint Property as receiving and transshipment point for supplies, materials and equipment; debarkation point for drilling and production personnel and services; communication, scheduling and dispatching center; other associated functions benefiting the Joint Property.

      "Offshore Facilities" shall mean platforms and support systems such as oil and gas handling facilities, living quarters, offices, shops, cranes, electrical supply equipment and systems, fuel and water storage and piping, heliport, marine docking installations, communication facilities, navigation aids, and other similar facilities necessary in the conduct of offshore operations.

2.    Statements and Billings

      Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits, summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3     Advances and Payments by Non-Operators

      A. Unless otherwise provided for in the Agreement, the Operator may requite the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

      B. Each Non-Operator shall pay its proportion of all bills within fifteen (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Chase Manhattan Bank (New York) on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws of the jurisdiction in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4     Adjustments

      Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall

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      conclusively  be presumed to be true and correct  after  twenty-four  (24)
      months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

5.    Audits

      A. A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

      B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.    Approval by Non-Operators

      Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

                               II. DIRECT CHARGES

      Operator shall charge the Joint Account with the following items:

1.    Rentals and Royalties

      Lease rentals and royalties paid by Operator for the Joint Operations.

2.    Labor

      A.    (1)   Salaries and  wages  of  Operator's field  employees  directly employed on  the  Joint  Property  in  the  conduct  of  Joint
                  Operations.

            (2) Salaries and wages of Operator's employees directly employed on Shore Base Facilities or other Offshore Facilities serving the Joint Property if such costs are not charged under Paragraph 7 of this Section II.

            (3)   Salaries of First Level Supervisors in the field.

            (4) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the Overhead rates.

            (5) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

      B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II. Such costs under this Paragraph 2B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 2A of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

      C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 2A and 2B of this
            Section II,

      D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II.

3.    Employee Benefits

      Operator's current costs of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to

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      the Joint Account  under  Paragraphs 2A and 2B of this Section II shall be
      Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

4.    Material

      Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

5.    Transportation

      Transportation   of  employees  and  Material   necessary  for  the  Joint
      Operations but subject to the following limitations:

      A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

      B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

      C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

6.    Services

      The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 9 of Section II and Paragraphs i and ii of Section III, The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel directly engaged in the operation of the Joint Property shall be charged to the Joint Account if such charges are excluded from the overhead rates.

7.    Equipment and Facilities Furnished by Operator

      A. Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including Shore Base and/or Offshore Facilities, at rates commensurate with costs of ownership and operation. Such rates may include labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation and interest on gross investment less accumulated depreciation not to exceed eight percent ( 8 %) per annum. In addition, for platforms only, the rate may include an element of the estimated cost of platform dismantlement. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

      B. In lieu of charges in Paragraph 7A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less twenty percent (20%). For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

8.    Damages and Losses to Joint Property

      All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other causes, except those resulting from Operators gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

9.    Legal Expense

      Expense of handling, investigating and settling litigation or claims, discharging of liens, payments of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the Agreement or necessary to protect or recover the Joint Property, *except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section 1, Paragraph 3. *and the costs and expenses incurred in connection with hearings and other matters before governmental agencies and bodies.

10.   Taxes

      All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad

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      valorem  taxes are based in whole or in part upon  separate  valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

11.   Insurance

      Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted at offshore locations in which Operator may act as self-insurer for Workers' Compensation and Employers' Liability, Operator may include the risk under its self-insurance program in providing coverage under State and Federal laws and charge the Joint Account at Operator's cost not to exceed manual rates

12.   Communications

      Costs of acquiring, leasing, installing, operating, repairing and maintaining communication systems including radio and microwave facilities between the Joint Property and the Operator's nearest Shore Base Facility. In the event communication facilities systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Paragraph 7 of this Section II,

13.   Ecological and Environmental

      Costs incurred on the Joint Property as a result of statutory regulations for archaeological and geophysical surveys relative to identification and protection of cultural resources and/or other environmental or ecological surveys as may be required by the Bureau of Land Management or other regulatory authority. Also, costs to provide or have available pollution containment and removal equipment plus costs of actual control and cleanup and resulting responsibilities of oil spills as required by applicable laws and regulations,

14.   Abandonment and Reclamation

      Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

15.   Other Expenditures

      Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

                                  III. OVERHEAD

As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge the Joint Account in accordance with this Section III.

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

      i. Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

            (   ) shall be covered by the overhead rates.
            ( X ) shall not be covered by the overhead rates.

      ii. Except as otherwise provided in Paragraph 2 of this Section 111, the salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

            ( X ) shall be covered by the overhead rates.
            (   ) shall not be covered by the overhead rates,

1.    Overhead - Drilling and Producing Operations

      As compensation for overhead incurred in connection with drilling and producing operations, Operator shall charge on either:

      ( X ) Fixed Rate Basis, Paragraph 1A, or
      (   ) Percentage Basis, Paragraph 1B

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A.    Overhead - Fixed Rate Basis

      (1) Operator shall charge the Joint Account at the following rates per well per month:

            Drilling Well Rate $ 29,500 (Prorated for less than a Full month) Producing Well Rate $ 2,950

      (2) Application of Overhead - Fixed Rate Basis for Drilling Well Rate shall be as follows:

            (a) Charges for drilling wells shall begin on the date when drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location or rig is released, whichever occurs first, except that no charge shall be made during suspension of drilling operations for fifteen (15) or more consecutive calendar days.

            (b) Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except chat no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

      (3) Application of Overhead - Fixed Rate Basis for Producing Well Race shall be as follows:

            (a) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

            (b) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

            (c) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

            (d) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

            (e) All other Inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

      (4) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached by the percent increase or decrease published by COPAS.

* Notwithstanding anything herein contained to the contrary, the reasonable and customary fees and expenses incurred by contract personnel and/or professional consultants as such fees and expenses relate to matters before or involving governmental agencies (including but not limited to the Minerals Management Service), and to the extent this such fees and expenses are "associated with Operation of the Joint Property shall be chargeable to the Joint Account.

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2.    Overhead - Major Construction

      To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, or in the dismantling for abandonment of platforms and related production facilities, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint Account for Overhead based on the following rates for any Major Construction project in excess of $ 25,000

      A. If the Operator absorbs the engineering, design and drafting costs related to the project:

            (1) 5 % of total costs if such costs are more than $ 25,000 but less than $100,000; plus

            (2) 3 % of total costs in excess of $100,000 but less than $ 1,000,000; plus

            (3)   2 % of total costs in excess of $1,000,000.

      B. If the Operator charges engineering, design and drafting costs related to the project directly to the Joint Account:

            (1) 3 % of total costs if such costs are more than $ 25,000 but less than $100,000; plus

            (2) 2 % of total costs in excess of $100,000 but less than $1,000,000; plus

            (3)   1 % of total costs in excess of $1,000,000.

      Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

      On each project, Operator shall advise Non-Operator(s) in advance which of the above options shall apply. In the event of any conflict between the provisions of this paragraph and those provisions under Section II, Paragraph 2 or Paragraph 6, the provisions of this paragraph shall govern.

3.    Overhead - Catastrophe

      To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

      (1)   3 % of total costs through $100,000; plus

      (2)   2 % of total costs in excess of $ 100,000 but less than  $1,000,000;
            plus

      (3)   1 % of total costs in excess of $1,000,000,

      Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4.    Amendment of Rates

      The Overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in, practice, the rates are found to be insufficient or excessive.

   IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint
Property.  Operator  shall  provide all Material for use on the Joint  Property;
however,   at  Operator's   option,   such  Material  may  be  supplied  by  the
Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1.    Purchases

      Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.    Transfers and Dispositions

      Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

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      A.    New Material (Condition A)

            (1)   Tubular Goods Other than Line Pipe

                  (a) Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

                  (b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(I)(a). For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

                  (c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

                  (d) Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

            (2)   Line Pipe

                  (a) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(l)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

                  (b) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern Mill published carload base prices effective as of date of shipment, plus the percent most recently recommended by COPAS, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(l)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

                  (c) Line pipe 24 inch OD and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point neatest the Joint Property.

                  (d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

            (3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

            (4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2 A (1) and (2).

      B.    Good Used Material (Condition 8)

            Material in sound and serviceable condition and suitable for reuse without reconditioning:

            (1)   Material moved to the Joint Property

                  At seventy-five percent (75%) of current new price, as determined by Paragraph A.

            (2)   Material used on and moved from the Joint Property

                  (a) At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

                  (b) At Sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

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            (3)   Material not used on and moved from the Joint Property

                  At  seventy-five   percent  (75%)  of  current  new  price  as
                  determined by Paragraph A.

            The cost of reconditioning, if any, shall be absorbed by the transferring property.

      C.    Other Used Material

            (1)   Condition C

                  Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

            (2)   Condition D

                  Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators,

                  (a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

                  (b) Casing, tubing or drill pipe used as higher pressure service lines than standard tine pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non-upset basis.

            (3)   Condition E

                  Junk shall be priced at prevailing prices. Operator may dispose of Condition F Material under procedures normally utilized by Operator without prior approval of Non-Operators.

      D.    Obsolete Material

            Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

      E.    Pricing Conditions

            (1) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (25@) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1,1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1. A(4). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year, Such rate shall be published each year by the Council of Petroleum Accountants Societies.

            (2)   Material   involving   erection  costs  shall  be  charged  at
                  applicable percentage of the current knocked-down price of new Material.

3.    Premium Prices

      Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator. *

4.    Warranty of Material Furnished By Operator

      Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers nor their agents.

* Provided however, if a Non-Operator elects to furnish material in kind, such material must (a) meet the quality specifications set by Operator, and (b) be inspected by Operator with inspection costs to be billed to the Joint Account.

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                                 V. INVENTORIES

      The Operator shall maintain detailed records of Controllable Material.

1.    Periodic Inventories, Notice and Representation

      At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator

2.    Reconciliation and Adjustment of Inventories

      Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments (shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.    Special Inventories

      Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.    Expense of Conducting Inventories

      A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

      B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

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                                  EXHIBIT " C "

Attached to and made part of that certain Operating Agreement dated by and between Apache Corporation, as Operator and Ridgewood Energy Corporation et al as Non-Operator

                              ACCOUNTING PROCEDURE

                            OFFSHORE JOINT OPERATIONS

                              I. GENERAL PROVISIONS

1.    Definitions

      "Joint Property" shall mean the real and personal property subject to the Agreement to which this Accounting Procedure is attached.

      "Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

      "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

      "Operator"   shall  mean  the  party   designated  to  conduct  the  Joint
      Operations.

      "Non-Operators" shall mean the Parties of this Agreement other than the Operator.

      "Parties" shall mean Operator and Non-Operators.

      "First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

      "Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

      "Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.

      "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

      "Controllable  Material"  shall  mean  Material  which  at the  time is so
      classified  in  the  Material   Classification  Manual  as  most  recently
      recommended by the Council of Petroleum Accountants Societies.

      "Shore Base Facilities" shall mean onshore support facilities that during drilling, development, maintenance and producing operations provide such services to the Joint Property as receiving and transshipment point for supplies, materials and equipment; debarkation point for drilling and production personnel and services; communication, scheduling and dispatching center; other associated functions benefiting the Joint Property.

      "Offshore Facilities" shall mean platforms and support systems such as oil and gas handling facilities, living quarters, offices, shops, cranes, electrical supply equipment and systems, fuel and water storage and piping, heliport, marine docking installations, communication facilities, navigation aids, and other similar facilities necessary in the conduct of offshore operations.

2.    Statements and Billings

      Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits, summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.    Advances and Payments by Non-Operators

      A. Unless otherwise provided for in the Agreement, the Operator may requite the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

      B. Each Non-Operator shall pay its proportion of all bills within fifteen (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Chase Manhattan Bank (New York) on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws of the jurisdiction in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.    Adjustments

      Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall

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      conclusively  be presumed to be true and correct  after  twenty-four  (24)
      months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

5.    Audits



      A. A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

      B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.    Approval by Non-Operators

      Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

                               II. DIRECT CHARGES

      Operator shall charge the Joint Account with the following items:

1.    Rentals and Royalties

      Lease rentals and royalties paid by Operator for the Joint Operations.

2.    Labor

      A.    (1)   Salaries  and  wages of  Operator's  field  employees directly
                  employed   on  the  Joint  Property  in  the conduct  of joint
                  Operations.

            (2) Salaries and wages of Operator's employees directly employed on Shore Base Facilities or other Offshore Facilities serving the Joint Property if such costs are not charged under Paragraph 7 of this Section II.

            (3)   Salaries of First Level Supervisors in the field.

            (4) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the Overhead rates.

            (5) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

      B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II. Such costs under this Paragraph 2B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 2A of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

      C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 2A and 2B of this
            Section II.

      D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II.

3.    Employee Benefits

      Operator's current costs of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to

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      the Joint Account  under  Paragraphs 2A and 2B of this Section II shall be
      Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

4.    Material

      Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

5.    Transportation

      Transportation   of  employees  and  Material   necessary  for  the  Joint
      Operations but subject to the following limitations:

      A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

      B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties, No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

      C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

6.    Services

      The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 9 of Section II and Paragraphs i and ii of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel directly engaged in the operation of the Joint Property shall be charged to the Joint Account if such charges are excluded from the overhead rates.

7.    Equipment and Facilities Furnished by Operator

      A. Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including Shore Base and/or Offshore Facilities, at rates commensurate with costs of ownership and operation, Such rates may include labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation and interest on gross investment less accumulated depreciation not to exceed eight percent (8 %) per annum. In addition, for platforms only, the rate may include an element of the estimated cost of platform dismantlement. Such rates shall not exceed a wage commercial rates currently prevailing in the immediate area of the Joint Property.

      B. In lieu of charges in Paragraph 7A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less twenty percent (20%). For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

8.    Damages and Losses to Joint Property

      All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other causes, except those resulting from Operators gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

9.    Legal Expense

      Expense of handling, investigating and settling litigation or claims, discharging of liens, payments of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the Agreement or necessary to protect or recover the Joint Property, *except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section 1, Paragraph 3. *and the costs and expenses incurred in connection with hearings and other matters before governmental agencies and bodies.

10.   Taxes

      All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties, if the ad

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      valorem  taxes are based in whole or in part upon  separate  valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

11.   Insurance

      Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted at offshore locations in which Operator may act as self-insurer for Workers' Compensation and Employers' Liability, Operator may include the risk under its self-insurance program in providing coverage under State and Federal laws and charge the joint Account at Operator's cost not to exceed manual rates

12.   Communications

      Costs of acquiring, leasing, installing, operating, repairing and maintaining communication systems including radio and microwave facilities between the Joint Property and the Operator's nearest Shore Base Facility. In the event communication facilities systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Paragraph 7 of this Section II.

13.   Ecological and Environmental

      Costs incurred on the Joint Property as a result of statutory regulations for archaeological and geophysical surveys relative to identification and protection of cultural resources and/or other environmental or ecological surveys as may be required by the Bureau of Land Management or other regulatory authority, Also, costs to provide or have available pollution containment and removal equipment plus costs of actual control and cleanup and resulting responsibilities of oil spills as required by applicable laws and regulations.

14.   Abandonment and Reclamation

      Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority,

15.   Other Expenditures

      Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

                                  III. OVERHEAD

As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge the Joint Account in accordance with this Section III,

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

      i. Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

            (    ) shall be covered by the overhead rates.
            ( X  ) shall not be covered by the overhead rates.


      ii. Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

            ( X  ) shall be covered by the overhead rates.
            (    ) shall not be covered by the overhead rates.

I.    Overhead - Drilling and Producing Operations

      As compensation for overhead incurred in connection with drilling and producing operations, Operator shall charge on either:

      ( X  ) Fixed Rate Basis, Paragraph 1A, or
      (    ) Percentage Basis, Paragraph IB

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A.    Overhead - Fixed Rate Basis

      (1) Operator shall charge the Joint Account at the following rates per well per month:

            Drilling Well Rate $ 29,500 (Prorated for less than a Full month) Producing Well Rate $ 2.950

      (2) Application of Overhead - Fixed Rate Basis for Drilling Well Rate shall be as follows:

            (a) Charges for drilling wells shall begin on the date when drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location or rig is released, whichever occurs first, except that no charge shall be made during suspension of drilling operations for fifteen (15) or more consecutive calendar days.

            (b) Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except chat no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days,

      (3) Application of Overhead - Fixed Rate Basis for Producing Well Race shall be as follows:

            (a) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month,

            (b) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

            (c) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

            (d) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

            (e) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

      (4) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached by the percent increase or decrease published by COPAS.


* Notwithstanding anything herein contained to the contrary, the reasonable and customary fees and expenses incurred by contract personnel and/or professional consultants as such fees and expenses relate to matters before or involving governmental agencies (including but not limited to the Minerals Management Service), and to the extent that such fees and expenses are associated with the operation of the Joint Property shall be chargeable to the Joint Account.

COPYRIGHT(C) 1987, 2004 by the Council of Petroleum Accountants Societies, Inc.

2.    Overhead - Major Construction

      To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, or in the dismantling for abandonment of platforms and related production facilities, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint Account for Overhead based on the following rates for any Major Construction project in excess of $ 25,000

      A. If the Operator absorbs the engineering, design and drafting costs related to the project:

            (1) 5 % of total costs if such costs are more than $ 25 ,000 but less than $ 100,000; plus

            (2) 3 % of total costs in excess of $100,000 but less than $1,000,000; plus

            (3)   2 % of total costs in excess of $ 1,000,000.

      B. If the Operator charges engineering, design and drafting costs related to the project directly to the Joint Account:

            (1) 3 % of total costs if such costs are more than $ 25,000 but less than $100,000; plus

            (2) 2 % of total costs in excess of $100,000 but less than $1,000,000; plus

            (3)   1 % of total costs in excess of $1,000,000.

      Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project, shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

      On each project, Operator shall advise Non-Operator(s) in advance which of the above options shall apply. In the event of any conflict between the provisions of this paragraph and those provisions under Section II, Paragraph 2 or Paragraph 6, the provisions of this paragraph shall govern.

3.    Overhead - Catastrophe

      To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spilt, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

            (1)   3 % of total costs through $100,000; plus

            (2) 2 % of total costs in excess of $ 100,000 but less than $ 1,000,000; plus

            (3)   1 % of total costs in excess of $ 1,000,000.

      Expenditures  subject  to  the   overheads  above  will not be  reduced by
      insurance recoveries, and no other overhead provisions of this Section III shall apply.

4.    Amendment of Rates

      The Overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

  IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and-shall make proper and timely charges and credits for all Material movements affecting the Joint
Property.  Operator  shall  provide all Material for use on the Joint  Property;
however,   at  Operator's   option,   such  Material  may  be  supplied  by  the
Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1.    Purchases

      Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator,

2.    Transfers and Dispositions

      Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

COPYRIGHT (C) 1987, 2004 by the Council of Petroleum Accountants Societies, Inc.

      A.    New Material (Condition A)

            (1)   Tubular Goods Other than Line Pipe

                  (a) Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

                  (b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(l)(a). For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

                  (c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

                  (d) Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

            (2)   Line Pipe

                  (a) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(l)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

                  (b) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern Mill published carload base prices effective as of date of shipment, plus the percent most recently recommended by COPAS, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(l)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

                  (c) Line pipe 24 inch OD and over and % inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

                  (d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

            (3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

            (4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2 A (i) and (2).

      B.    Good Used Material (Condition B)

            Material in sound and serviceable condition and suitable for reuse without reconditioning:

            (1)   Material moved to the Joint Property

                  At seventy-five percent (75%) of current new price, as determined by Paragraph A.

            (2)   Material used on and moved from the Joint Property

                  (a) At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

                  (b) At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

COPYRIGHT (C) 1987, 2004 by the Council of Petroleum Accountants Societies, Inc.

            (3)   Material not used on and moved from the Joint Properly

                  At  seventy-five   percent  (75%)  of  current  new  price  as
                  determined by Paragraph A.

            The cost of reconditioning, if any, shall be absorbed by the transferring property.

      C.    Other Used Material

            (1)   Condition C

                  Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving properly, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

            (2)   Condition D

                  Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

                  (a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

                  (b) Casing, tubing or drill pipe used as higher pressure service lines than standard tine pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non-upset basis.

            (3)   Condition E

                  Junk shall be priced at prevailing prices. Operator may dispose of Condition F Material under procedures normally utilized by Operator without prior approval of Non-Operators.

      D.    Obsolete Material

                  Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

      E.    Pricing Conditions

            (1) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (25@) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1,1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1.A(4). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

            (2)   Material   involving   erection  costs  shall  be  charged  at
                  applicable percentage of the current knocked-down price of new Material.

3.    Premium Prices

      Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator. *

4.    Warranty of Material Furnished By Operator

      Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers nor their agents.

* Provided however, if a Non-Operator elects to furnish material in kind, such material must (a) meet the quality specifications set by Operator, to and (b) be inspected by Operator with inspection costs to be billed to the Joint Account.

COPYRIGHT (C) 1987, 2004 by the Council of Petroleum Accountants Societies, Inc.

                                 V. INVENTORIES

      The Operator shall maintain  detailed  records of  Controllable  Material.


1.    Periodic inventories, Notice and Representation

      At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator

2.    Reconciliation and Adjustment of Inventories

      Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments (shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.    Special Inventories

      Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.    Expense of Conducting Inventories

      A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

      B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

COPYRIGHT (C) 1987, 2004 by the Council of Petroleum Accountants Societies, Inc.

                                   EXHIBIT "D"



      Attached to and made a part of that certain Operating Agreement dated
           September 22, 2004, by and between Apache Corporation, as
              Operator, and Ridgewood Energy Corporation, et al, as
                                  Non-Operators

                          Non-Discrimination Provisions

During the performance of this Agreement, the "contractor" (meaning and referring separately to each party hereto) agrees, unless exempt therefrom to comply with all provisions of Executive Order 11246 which are incorporated herein by reference, and (a) if contractor has more than 50 employees or contracts with another party hereto in excess of $10,000, contractor must file Standard Form 100 (EEO-1), (b) if contractor has 50 or more employees and a contract of $50,000 or more, contractor is required to develop a written "Affirmative Action Compliance Program" for each of its establishments according to the Rules and Regulations published by the United States Department of Labor in 41 CFR, Chapter 60. Further, contractor hereby certifies that it does not now and will not maintain any facilities provided for its employees in a segregated manner or permit its employees to perform their services at any location under its control where segregated facilities are maintained, as such segregated facilities are defined in Title 41, Chapter 60-1.8, Code of Federal Regulations, revised as of January 1, 1969, unless exempt therefrom. Contractor further warrants that no other law, regulation or ordinance of the United States, or any state, or any governmental authority or agency has been violated in the manufacture, procurement or sale of any good furnished, work performed or service rendered pursuant to this contract.

Unless exempt by rules, regulations or orders of the United States Secretary of Labor, issued pursuant to Section 204 of Executive Order 11246, dated September 24, 1965, during the performance of this contract, the contractor agrees as follows:

(1) The contractor will not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin. The contractor will take affirmative action to ensure that applicants are employed and that employees are treated during employment, without regard to their race, color, religion, sex or national original. Such action shall include, but not be limited to, the following: Employment, upgrading, demotion, transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the contracting officer setting forth the provisions of this nondiscrimination clause."

(2) The contractor will, in all solicitations or advertisements for employees placed by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex or national origin."

(3) The contractor will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice to be provided by the agency contracting officer, advising the labor union or workers' representative of the contractor's commitments under Section 202 of Executive Order 11246 of September 24, 1965, and shall post copies of the notice in conspicuous places available to employees and applicants for employment."

(4) The contractor will comply with all provisions of Executive Order 11246 of September 24,1965, and of the rules, regulations and relevant orders of the Secretary of Labor."

(5) The contractor will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by the rules, regulations and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records and accounts by the contracting agency and the Secretary of Labor for purposes of investigating to ascertain compliance with such rules, regulations and orders."

(6) In the event of the contractor's noncompliance with the nondiscrimination clauses of this contract or with any of such rules, regulations or orders, this contract may be canceled, terminated or suspended in whole or in part and the contractor may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, or by rule, regulation or order of the Secretary of Labor, or as otherwise provided by law."

(7) The contractor will include the provisions of paragraph (1) through (8) in every subcontract or purchase order unless exempted by rules, regulations or orders of the Secretary of Labor issued pursuant to Section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The contractor will take such action with respect to any subcontract or purchase order as the contracting agency may direct as a means of enforcing such provisions including sanctions for noncompliance; provided, however, that in the event the contractor becomes involved in, or is result of such direction by the contracting agency, the contractor may request the United States to enter into such litigation to protect the interests of the United States."

(8) Contractor agrees and covenants that none of its employees or employees of its subcontractors who provided services pursuant to this contract are unauthorized aliens, as defined in the Immigration, Reform and Control Act of 1986.

                                  EXHIBIT "F"

      Attached to and made a part of that certain Operating Agreement dated
            September 22, 2004, by and between Apache Corporation, as
              Operator, and Ridgewood Energy Corporation, et al, as
                                  Non-Operators

           MEMORANDUM OF OPERATING AGREEMENT AND FINANCING STATEMENT

    To be filed in the conveyance records and in the mortgage records and as a non-standard financing statement in accordance with Paragraph 6.0 herein.

1.0 This Memorandum of Operating Agreement and Financing Statement (this "Memorandum") is effective as of the effective date of the Operating Agreement referred to in Paragraph 2.0 below and is executed by the undersigned, duly authorized representative of Apache Corporation (the
      "Operator"),        whose       taxpayer       identification       number
      is_____________________________________________________  and whose address
      is  2000  Post  Oak,  Suite  100,   Houston,   Texas  77056-4400  and  the
      undersigned,        duly        authorized        representative        of
      ________________________________. whose taxpayer identification number is_____________________________________and whose address is
      _________,____________,________________________(the "Non-Operator").


2.0 The Operator and the Non-Operator are parties to that certain Operating Agreement effective _____________________,__________ (the "Operating
      Agreement"), which Operating Agreement provides for the development and production of crude oil, natural gas and associated substances from the lands and oil and gas lease(s) described in Exhibit "A" of the Operating Agreement and in Attachment "1" to this Memorandum (hereinafter called the "Contract Area") and which designates Apache Corporation, as the Operator, to conduct such operations for itself and the Non-Operator. All such leases and any future oil and gas leases covering lands included within the Contract Area that may be acquired by the Operator and the Non-Operator (including substitutions for or replacements of existing leases) are hereinafter collectively called the "Leases."

3.0 Among other provisions, the Operating Agreement (a) provides for certain liens, mortgages, pledges and security interests to secure payment by the parties of their respective share of Costs and other obligations under the Operating Agreement, (b) contains an Accounting Procedure, which establishes, among other things, interest to be charged on indebtedness, certain Costs, and other expenses under the Operating Agreement at the rate set forth therein, and (c) includes Non-Consent clauses which establish that parties who elect not to participate in certain operations shall (i) be deemed to have relinquished their interest in production until the carrying consenting parties recover their Costs of such operations plus a specified amount or (ii) forfeit their interest in certain Leases or portions thereof involved in such operations.

4.0 The Operator hereby certifies that a true and correct copy of the Operating Agreement is on file and is available for inspection by third parties at the offices of the Operator at the address set forth in this Memorandum.

5.0 In addition to any other security rights and remedies provided for by law with respect to services rendered or materials and equipment furnished under the Operating Agreement, for and in consideration of the covenants and mutual undertakings of the Operator and the Non-Operator set forth in the Operating Agreement, the Operator and the Non-Operator hereby agree as follows:

      5.1 To secure the performance of and payment by the Non-Operator of all obligations and indebtedness of the Non-Operator pursuant to the Operating Agreement, whether now owed or hereafter arising, and to the extent susceptible under applicable law, the Non-Operator hereby grants to the Operator a mortgage, hypothec, and pledge of and over all of its rights, titles, and interests in and to (a) the Leases,
            (b) the oil and gas in, on, under, and that may be produced from the lands covered by the Leases or included within the Contract Area, and (c) all other immovable property susceptible of mortgage situated within the Contract Area.

      5.2 To secure the performance of and payment by the Non-Operator of all obligations and indebtedness of the Non-Operator pursuant to the Operating Agreement, whether now owed or hereafter arising, and to the extent susceptible under applicable law, the Non-Operator hereby grants to the Operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all oil and gas produced from the lands covered by the Leases or the Contract Area or attributable to the Leases or the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such oil and gas (including, without limitation, accounts arising from gas imbalances or from the sale of oil and gas at the wellhead), (c) all cash or other proceeds

      3.4 All Gas taken by a Party in accordance with the provisions of this Agreement, regardless of whether such Party is underproduced or overproduced, shall be regarded as Gas taken for its own account with title thereto being in such taking Party.

      3.5 Notwithstanding the provisions of Section 3.3 hereof, no Overproduced Party shall be entitled in any month to take any Gas in excess of three hundred percent (300%) of its Percentage Interest of the Balancing Area's then-current Maximum Monthly Availably; provided, however, that this limitation shall not apply to the extent that it would preclude production that is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production. "Maximum Monthly Availability" shall mean the maximum average monthly rate of production at which Gas can be delivered from the Balancing Area, as determined by the Operator considering the maximum efficient well rate for each well within the Balancing Area, the maximum allowable(s) set by the appropriate regulatory agency, mode of operation, production facility capabilities and pipeline pressures.

      3.6 In the event that a Party fails to make arrangements to take its Full Share of Current Production required to be produced to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production, the Operator may sell any part of such Party's Full Share of Current Production that such Party fails to take for the account of such Party and render to such Party, on a current basis, the full proceeds of the sale, less any actual gathering or transportation costs incurred directly in connection with the sale of such Full Share of Current Production. In making the sale contemplated herein, the Operator shall be obligated only to obtain such price and conditions for the sale as are reasonable under the circumstances and shall not be obligated to share any of its markets. Any such sale by Operator under the terms hereof shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one year. Notwithstanding the provisions of Article 3.4 hereof, Gas sold by Operator for a Patty under the provisions hereof shall be deemed to be Gas taken for the account of such Party.

4. IN-KIND BALANCING

      4.1 Effective the first day of any calendar month following at least thirty (30 ) days' prior written notice to the Operator, any Underproduced Party may begin taking, in addition to its Full Share of Current Production and any Makeup Gas taken pursuant to Section 3.3 of this Agreement, a share of current production determined by multiplying fifty percent (50%) of the Full Shares of Current Production of all Overproduced Parties by a fraction, the numerator of which is the Percentage Interest of all Underproduced Party and the denominator of which is the total of the Percentage interest of such Underproduced Parties desiring to take Makeup Gas. In no event will an Overproduced Party be required to provide more than fifty percent ( 50 %) of its Full Share of Current Production for Makeup Gas. The Operator will promptly notify all Overproduced Parties of the election of an Underproduced Party to begin taking Makeup Gas.

      4.2 X (Optional) - Seasonal Limitation on Makeup - Option 2) Notwithstanding the provisions of Section 4.1, no Overproduced Party will be required to provide more than fifteen percent (15 %) of its Full Share of Current Production for Makeup Gas during the Winter Period.

      4.3 | | (Optional) Notwithstanding any other provision of this Agreement, at such time and for so long as Operator, or (insofar as concerns production by the Operator) any Underproduced Party, determines in good faith that an Overproduced Party has produced all of its share of the ultimately recoverable reserves in the Balancing Area, such Overproduced Party may be required to make available for Makeup Gas, upon the demand of the Operator or any Underproduced Party, up to seventy-five percent (75,%) of such Overproduced Party's Full Share of Current Production.

5. STATEMENT OF GAS BALANCES

      5.1 The Operator will maintain appropriate accounting on a monthly and cumulative basis of the volumes of Gas that each Party is entitled to receive and the volumes of Gas actually taken or sold for each Party's account. Within thirty (30) days after the month of production, the Operator will furnish a statement for such month showing (1) each Party's Full Share of Current Production, (2) the total volume of Gas actually taken or sold for each Party's account, (3) the difference between the volume taken by each Party and that Party's Full Share of Current Production and (4) the Overproduction or Underproduction of each Party, Each Party taking Gas will promptly provide to the Operator any data required by the Operator for preparation of the statements, required hereunder.

      5.2 If any Party fails to provide the data required herein for four (4) consecutive production months, the Operator, or where the Operator has failed to provide data, another Party, may audit the production and Gas sales and transportation volumes of the non-reporting Party to provide the required data. Such audit shall be conducted only after reasonable notice and during normal business hours in the office of the Party whose records are being audited. All costs associated with such audit will be charged to the account of the Party failing to provide the required data.

6. PAYMENTS ON PRODUCTION

      6.1 Each Party taking Gas shall pay or cause to be paid all production and severance taxes due on all volumes of Gas actually taken by such Party.

      6.2 | | (Alternative 2 - Sales) Each Party shall pay or cause to he paid Royalty due with respect to Royalty owners to whom it is accountable based on the volume of Gas actually taken for its account,

      6.3 In the event that any governmental authority requires that Royalty payments be made on any other basis than that provided for in this Section 6, each Party agrees to make such Royalty payments accordingly, commencing on the effective date required by such governmental authority, and the method provided for herein shall be thereby superseded,

 7. CASH SETTLEMENTS

      7.1 Upon the earlier of the plugging and abandonment of the last producing interval in the Balancing Area, the termination of the Operating Agreement & any pooling or unit agreement covering the Balancing Area, or upon the election to abandon under the Joint Operating Agreement or at any time no Gas is taken from the Balancing Area for a period of four (4) consecutive months, any Party may give written notice calling for cash settlement of the Gas production imbalances among the Parties. Such notice shall be given to all Parties in the Balancing Area,

      7.2 Within one-hundred and twenty (120) days after the notice calling for cash settlement under Section 7.1, the Operator will distribute to each Party a Final Gas Settlement Statement detailing the quantity of Overproduction owed by each Overproduced Party to each Underproduced Party and identifying the month to which such Overproduction is attributed, pursuant to the methodology set out in Section 7.4.

      12.1 As between the Parties, in the event of any conflict between the provisions of this Agreement and the provisions of any gas sales contract, or in the event of any conflict between the provisions of this Agreement and the provisions of the Operating Agreement, the provisions of this Agreement shall govern.

      12.2 Each Party agrees to defend, indemnify and hold harmless all other Parties from and against any and all liability for any claims, which may be asserted by any third party which now or hereafter stands in a contractual relationship with such indemnifying Party and which arise out of the operation of this Agreement or any activities of such indemnifying Party under the provisions of this Agreement, and does further agree to save the other Parties harmless from all judgments or damages sustained and costs incurred in connection therewith.

      12.3 Except as otherwise provided in this Agreement, Operator is authorized to administer the provisions of this Agreement, but shall have no liability to the other Parties for losses sustained or liability incurred which arise out of or in connection with the performance of Operator's duties hereunder, except such as may result from Operator's gross negligence or willful misconduct. Operator shall not be liable to any Underproduced Party for the failure of any Overproduced Party, (other than Operator) to pay any amounts owed pursuant to the terms hereof.

      12.4 This Agreement shall remain in full force and effect for as long as the Operating Agreement shall remain in force and effect as to the Balancing Area, and thereafter until the Gas accounts between the Parties are settled in full, and shall inure to the benefit of and be binding upon the Parties hereto, and their respective heirs, successors, legal representatives and assigns, if any. The Parties hereto agree to give notice of the existence of this Agreement to any successor in Interest of any such Party and to provide that any such successor shall be bound by this Agreement, and shall further make any transfer of any interest subject to the Operating Agreement, or any part thereof, also subject to the terms of this Agreement.

      12.5 Unless the context clearly indicates otherwise, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

      12.7 This Agreement shall bind the Parties in accordance with the provisions hereof, and nothing herein shall be construed or interpreted as creating any rights in any person or entity not a signatory hereto, or as being a stipulation in favor of any such person or entity.

      12.8 If contemporaneously with this Agreement becoming effective, or thereafter, any Party requests that any other Party execute an appropriate memorandum or notice of this Agreement in order to give third parties notice of record of same and submits same for execution in recordable form, such memorandum or notice shall be duly executed by the Party to which such request is made and delivered promptly thereafter to the Party making the request. Upon receipt, the Party making the request shall cause the memorandum or notice to be duly recorded in the appropriate real property or other records affecting the Balancing Area.

      12.9 In the event Internal Revenue Service regulations require a uniform method of computing taxable income by all Parties, each Party agrees to compute and report income to the Internal Revenue Service based on the quantity of Gas taken for its account in accordance with such regulations, insofar as same relate to sales method tax computations.

13. ASSIGNMENT AND RtGHTS UPON ASSIGNMENT

      13.1 Subject to the provisions of Sections 13.2 (if elected) and 13.3 hereof, and notwithstanding anything in this Agreement or in the Operating Agreement to the contrary, if any Party assigns (including any sale, exchange or other transfer) any of its working interest in the Balancing Area when such Party is an Underproduced or Overproduced Party, the assignment or other act of transfer shall, insofar as the Parties hereto are concerned, include all interest of the assigning or transferring Party in the Gas, all rights to receive or obligations to provide or take Makeup Gas and all rights to receive or obligations to make any monetary payment which may ultimately be due hereunder, as applicable. Operator and each of the other Parties hereto shall thereafter treat the assignment accordingly, and the assigning or transferring Party shall look solely to its assignee or other transferee for any interest in the (Gas or monetary payment that such Party may have or to which it may be entitled, and shall cause its assignee or other transferee to assume its obligations hereunder,

      13.2 | | (Optional - Cash Settlement Upon Assignment) Notwithstanding anything in this Agreement (including but not limited to the provisions of Section 13.1 hereof) or in the Operating Agreement to the contrary, and subject to the provisions of Section 13.3 hereof, in the event an Overproduced Party intends to sell, assign, exchange or otherwise transfer any of its interest in a Balancing Area, such Overproduced Party shall notify in writing the other working interest owners who are Parties hereto in such Balancing Area of such fact at least sixty (60 ) days prior to closing the transaction. Thereafter, any Underproduced Party may demand from such Overproduced Party in writing, within thirty (30) days after receipt of the Overproduced Party's notice, a cash settlement of its Underproduction from the Balancing Area. The Operator shall be notified of any such demand and of any cash settlement pursuant to this Section 13, and the Overproduction and Underproduction of each Party shall be adjusted accordingly. Any cash settlement pursuant to this Section 13 shall be paid by the Overproduced Party on or before the earlier to occur (i) of sixty (60) days after receipt of the Underproduced Party's demand or (ii) at the closing of the transaction in which the Overproduced Party sells, assigns, exchanges or otherwise transfers its interest in a Balancing Area on the same basis as otherwise set forth in Sections 7.3 through 7.6 hereof, and shall bear interest at the rate set forth in Section 7.7 hereof, beginning sixty (60) days after the Overproduced Party's sale, assignment, exchange or transfer of its interest in the Balancing Area for any amounts not paid. Provided, however, if any Underproduced Party does not so demand such cash settlement of its Underproduction from the Balancing Area, such Underproduced Party shall look exclusively to the assignee or other successor in interest of the Overproduced Party giving notice hereunder for the satisfaction of such Underproduced Party's Underproduction in accordance with the provisions of Section 13.1 hereof.

      13.3 The provisions of this Section 13 shall not be applicable in the event any Party mortgages its interest or disposes of its interest by merger, reorganization, consolidation or sale of substantially all of its assets to a subsidiary or parent company, or to any company in which any parent or subsidiary of such Party owns a majority of the stock of such company.

      7.3   | | (Alternative I - Direct Party-to-Party Settlement) Within sixty
(60) days after receipt of the Final Gas Settlement Statement, each Overproduced Party will pay to each Underproduced Party entitled to settlement the appropriate cash settlement, accompanied by appropriate accounting detail. At the time of payment, the Overproduced Party will notify the Operator of the Gas imbalance settled by the Overproduced Party's payment.

      7.4 X (Alternative 1 - Historical Sales Basis) The amount of the cash settlement will be based on the proceeds received by the Overproduced Party under an Arm's Length Agreement for the Gas taken from time to time by the Overproduced Party in excess of the Overproduced Party's Full Share of Current Production. Any Makeup Gas taken by the Underproduced Party prior to monetary settlement hereunder will be applied to offset Overproduction chronologically in the order of accrual.

      7.5   The values used for calculating the cash settlement under Section
7.4 will include all proceeds received for the sale of the Gas by the Overproduced Party calculated at the Balancing Area, after deducting any production or severance taxes paid and any Royaity actually paid by the Overproduced party to an Underproduced Party's Royalty owner(s), to the extent said payments amounted to a discharge of said Underproduced Party's Royalty obligation, as well as actual gathering or transportation costs incurred directly in connection with the sale of the Overproduction.

      7.5.1 | | (Optional - For Valuation Under Percentage of Proceeds Contracts) For Overproduction sold under a gas purchase contract providing for payment based on a percentage of the proceeds obtained by the purchaser upon resale of residue gas and liquid hydrocarbons extracted at a gas processing plant, the values used for calculating cash settlement will include proceeds received by the Overproduced Party for both the liquid hydrocarbons and the residue gas attributable to the Overproduction.

     7.5.2 | | (Optional - Valuation for Processed Gas - Option 1) For Overproduction processed for the account of the Overproduced Party at a gas processing plant for the extraction of liquid hydrocarbons, the full quantity of the Overproduction will be valued for purposes of cash settlement at the prices received by the Overproduced Party for the sale of the residue gas attributable to the Overproduction without regard to proceeds attributable to liquid hydrocarbons which may have been extracted from the Overproduction.

      7.6 To the extent the Overproduced Party did not sell all Overproduction under an Arm's Length Agreement, the cash settlement will be based on the weighted average price received by the Overproduced Party for any gas sold from the Balancing Area under Arm's Length Agreements during the months to which such Overproduction is attributed. In the event that no sales under Arm's Length Agreements were made during any such month, the cash settlement for such month will be based on the spot sales prices published for She applicable geographic area during such month in a mutually acceptable pricing bulletin.

      7.7 Interest compounded at the rate of Chase Manhattan Bank prime plus one percent (1%) per annum or the maximum law ful rate of interest applicable to the Balancing Area, whichever is less, will accrue for all amounts due under
Section 7.1 beginning the first day following the date payment is due pursuant to Section 7.3. Such interest shall be borne by the Overproduced Party for delays beyond the deadlines set out in Sections 7.2 and 7.3.

      7.8 In lieu of the cash settlement required by Section 7.3, an Overproduced Party may deliver to the Underproduced Party an offer to settle its Overproduction in-kind and at such rates, quantities, times and sources as may be agreed upon by the Underproduced Party, If the Parties are unable to agree upon the manner in which such in-kind settlement gas will be furnished within sixty (60) days after the Overproduced Party's offer to settle in kind, which period may be extended by agreement of said Parties, the Overproduced Party shall make a cash settlement as provided in Section 7.3. The making of an in-kind settlement offer under this Section 7.8 will not delay the accrual of interest on the cash settlement should the Parties fail to reach agreement on an in-kind settlement.

8.    TESTING

      Notwithstanding any provision of this Agreement to the contrary, any Party shall have the right, from time to time, to produce and take up to one hundred percent (100%) of a well's entire Gas stream to meet the reasonable deliverability test(s) required by such Party's Gas purchaser, and the right to take any Makeup Gas shall be subordinate to the right of any Party to conduct such tests; provided, however, that such tests shall be conducted in accordance with prudent operating practices only after seven (7) days' prior written notice to the Operator and shall last no longer than twenty-four (24) hours.

9.    OPERATING COSTS

      Nothing in this Agreement shall change or affect any Party's obligation to pay its proportionate share of all costs and liabilities incurred in operations on or in collection with the Balancing Area, as its share thereof is set forth in the Operating Agreement, irrespective of whether any Parts is at any time selling and using Gas or whether such sales or use are in proportion to its Percentage Interest in the Balancing Area.

10.   LIQUIDS

      The Parties shall share proportionately in and own all liquid hydrocarbons recovered with Gas by field equipment operated for the joint account in accordance with their Percentage Interests in the Balancing Area.

11.  AUDIT RIGHTS

      Notwithstanding any provision in this Agreement or any other agreement between the parties hereto, and further notwithstanding any termination or cancellation of this Agreement, for a period of two (2) years from the end of the calendar year in which any information to be furnished under Section 5 or 7 hereof is supplied, any Party shall have the right to audit the records of any other Party regarding quantity, including but not limited to information regarding Btu-content. Any Underproduced Party shall have the right for a period of two (2) years from the end of the calendar year in which any cash settlement is received pursuant to Section 7 to audit the records of any Overproduced Party as to all matters concerning values, including but not limited to information regarding prices and disposition of Gas from the Balancing Area. Any such audit shall bs conducted at the expense of the Party or Parties desiring such audit, and shall be conducted, after reasonable notice, during normal business hours in the office of the Party whose records are being audited. Each Party hereto agrees to maintain records as to the volumes and prices of Gas sold each month and the volumes of Gas used in its own operations, along with tie Royalty paid on any such Gas used by a Party in its own operations. The audit rights provided for in this Section 11 siall be in addition to those provided for in Section 5.2 of this Agreement.

12. MISCELLANEOUS

                                   EXHIBIT "E"

      Attached to and made a part of that certain Operating Agreement dated
       September 22, 2Q04, by and between Apache Corporation, as Operator, and Ridgewood Energy Corporation, et al, as Non-Operators

                            GAS BALANCING PROVISIONS

1.    DEFINITIONS

      The following definitions shall apply to this Agreement:

      1.01 "Arm's Length Agreement" shall mean any gas sales agreement with an unaffiliated purchaser or any gas sales agreement with an affiliated purchaser where the sales price and delivery conditions under such agreement are representative of prices and delivery conditions existing under other similar agreements in the area between unaffiliated parties at the same time for natural gas of comparable quality and quantity.

      1.02 "Balancing Area" shall mean all of the acreage and depths subject to the Operating Agreement.

      1.03 "Full Share of Current Production" shall mean the Percentage Interest of each Party in the Gas actually produced from the Balancing Area during each month.

      1.04 "Gas" shall mean all hydrocarbons produced or producible from the Balancing Area, whether from a well classified as an oil well or gas well by the regulatory agency having jurisdiction in such matters, which are or may be made available for sale or separate disposition by the Parties, excluding oil, condensate and other liquids recovered by field equipment operated for the joint account. "Gas" does not include gas used in joint operations, such as for fuel, recycling or reinjection, or which is vented or lost prior to its sale or delivery from the Balancing Area.

      1.05 "Makeup Gas" shall mean any Gas taken by an Underproduced Party from the Balancing Area in excess of its Full Share of Current Production, whether pursuant to Section 3.3 or Section 4.1 hereof.

      1.06 "Mcf" shall mean one thousand cubic feet. A cubic foot of Gas shall mean the volume of gas contained in one cubic foot of space at a standard pressure base and at a standard temperature base.

      1.07 "MMBtu" shall mean one million British Thermal Units. A British Thermal Unit shall mean the quantity of heat required to raise one pound avoirdupois of pure water from 58.5 degrees Fahrenheit to 59.5 degrees Fahrenheit at a constant pressure of 14.73 pounds per square inch absolute.

      1.08 "Operator" shall mean the individual or entity designated under the terms of the Operating Agreement or, in the event this Agreement is not employed in connection with an operating agreement, the individual or entity designated as the operator of the well(s) located in the Balancing Area.

      1.09 "Overproduced Party" shall mean any Party having taken a greater quantity of Gas from the Balancing Area than the Percentage interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

      1.10 "Overproduction" shall mean the cumulative quantity of Gas taken by a Party in excess of its Percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

      1.11 "Party" shall mean those individuals or entities subject to this Agreement, and their respective heirs, successors, transferees and assigns.

      1.12 "Percentage Interest" shall mean the percentage or decimal interest of each Party in the Gas produced from the Balancing Area pursuant to the Operating Agreement covering the Balancing Area.

      1.13 "Royalty" shall mean payments on production of Gas from the Balancing Area to all owners of royalties, overriding royalties, production payments or similar interests.

      1.14 "Underproduced Party" shall mean any Party having taken a lesser quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

      1.15 "Underproduction" shall mean the deficiency between the cumulative quantity of Gas taken by a Party and its Percentage Interest In the cumulative quantity of all Gas produced from the Balancing Area.

      1.16 | | (Optional) "Winter Period" shall mean the month(s) of November and December in one calendar year and the month(s) of January and February in the succeeding calendar year.

2.          BALANCING AREA

      2.1 If this Agreement covers more than one Balancing Area, it shall be applied as if each Balancing Area were covered by separate but identical agreements. All balancing hereunder shall be on the basis of Gas taken from the Balancing Area measured in (Alternative 2) | | MMBtus.

      2.2 In the event that all or part of the Gas deliverable from a Balancing Area is or becomes subject to one or more maximum lawful prices, any Gas not subject to price controls shall be considered as produced from a single Balancing Area and Gas subject to each maximum lawful price category shall be considered produced from a separate Balancing Area.

3.          RIGHT OF PARTIES TO TAKE GAS

      3.1 Each Party desiring to take Gas will notify the Operator, or cause the Operator to be notified, of the volumes nominated, the name of the transporting pipeline and the pipeline contract number (If available) and meter station relating to such delivery, sufficiently in advance for the Operator, acting with reasonable diligence, to meet all nomination and other requirements. Operator is authorized to deliver the volumes so nominated and confirmed (if confirmation is required) to the transporting pipeline in accordance with the terms of this Agreement.

      3.2 Each Party shall make a reasonable, good faith effort to take its Full Share of Current Production each month, to the extent that such production is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve corelative rights, or to maintain oil production.

      3.3 When a Party fails for any reason to take its Full Share of Current Production (as such Share may be reduced by the right of the other Parties to make up for Underproduction as provided herein), the other Parties shall be entitled to take any Gas which such Party falls to take. To the extent practicable, such Gas shall be made available initially to each Underproduced Party in the proportion that its Percentage interest In the Balancing Area bears to the total Percentage Interests of all Underproduced Parties desiring to take such Gas. If all such Gas is not taken by the Underproduced Parties, the portion not taken shall then be made available to the other Parties in the proportion that their respective Percentage interests in the Balancing Area bear to the total Percentage interests of such Parties.

      from the sale of such oil and gas once produced, and (d) all platforms, wells, facilities, fixtures, other corporeal property, whether movable or immovable, whether now or hereafter placed on the property covered by the Leases or the Contract Area or maintained or used in connection with the ownership, use, or exploitation of the Leases or the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Leases or the Contract Area, and the cash or other proceeds realized from any sale, transfer, disposition or conversion thereof. The interest of the Non-Operator in and to the oil and gas produced from or attributable to the Leases or the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Leases or the Contract Area. To the extent permissible under applicable law, the security interest granted by the Non-Operator hereunder covers (i) all substitutions, replacements, and accessions to the property of the Non-Operator described herein and is intended to cover all of the rights, titles, and interests of the Non-Operator in all movable property now or hereafter located upon or used in connection with the Contract Area, whether corporeal or incorporeal, (ii) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of the Non-Operator in connection with the Leases or the Contract Area, or the oil and gas produced from or attributable to the Leases or the Contract Area, whether now owned or existing or hereafter acquired or arising, including, without limitation, all interests of the Non-Operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Contract Area, and (iii) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of the Non-Operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to any of the Leases or the Contract Area, including the following:

            (1) all rights, titles, and interests of the Non-Operator, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Attachment "1," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Leases or the Contract Area, and all units created by any such pooling, unitization, and communitization agreements, and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Leases or the Contract Area;

            (2) all rights, titles, and interests of the Non-Operator, whether now owned and existing or hereafter acquired or arising, In, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Attachment "1," to the extent, and only to the extent, that those contracts and agreements cover or include all or any portion of the Leases or the Contract Area; and

            (3) all rights, titles, and interests of the Non-Operator, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to any of the Leases or the Contract Area.

5.3 This Memorandum (including a carbon, photographic, or other reproduction thereof and hereof) shall constitute a non-standard form of financing statement under the terms of Chapter 9 of the Louisiana Commercial Laws, La. R.S. 10:9-101 et seq, (the "Uniform Commercial Code," as adopted in the State of Louisiana) and, as such, for the purposes of the security interest in favor of the Operator, may be filed for record in the office of the Clerk of Court of any parish in the State of Louisiana, with the Operator being the secured party and the Non-Operator being the debtor with respect to such filing.

5.4 The maximum amount for which the mortgage herein granted by the Non-Operator shall be deemed to secure the obligations and indebtedness of such Non-Operator to the Operator as stipulated herein is hereby fixed in an amount equal to Twenty-Five Million Dollars ($25,000,000.00) (the "Limit of the Mortgage of the Non-Operator"). Except as provided in the previous sentence (and then only to the extent such limitations are squired by law), the entire amount of obligations and indebtedness of the Non-Operator to the Operator is secured hereby without limitation. Notwithstanding the foregoing Limit of the Mortgage of the Non-Operator, the liability of the Non-Operator under this Memorandum and the mortgage and security interest granted hereby shall be limited to (and the Operator shall not be entitled to enforce the same against the Non-Operator for, an amount exceeding) the actual obligations and indebtedness (including all interest charges, Costs, attorneys' fees, and other charges provided for in this Memorandum or in the Operating Agreement) outstanding and unpaid and that are attributable to or charged against the interest of the Non-Operator pursuant to the Operating Agreement.

5.5 To secure the performance of and payment by the Operator of all obligations and indebtedness of the Operator pursuant to the Operating Agreement, whether now owed or hereafter arising, and to the extent susceptible under applicable law, the Operator hereby grants to the Non-Operator a mortgage, hypothec, and pledge of and over all of its rights, titles, and interests in and to (a) the Leases, (b) the oil and gas in, on, under, and that may be produced from the lands covered by the Leases or included within the Contract Area, and (c) all other immovable property susceptible of mortgage situated within the Contract Area.

5.6 To secure the performance of and payment by the Operator of all obligations and indebtedness of the Operator pursuant to the Operating Agreement, whether now owed or hereafter arising, and to the extent susceptible under applicable law, the Operator hereby grants to the Non-Operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all oil and gas produced from the lands covered by the Leases or the Contract Area or attributable to the Leases or the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such oil and gas (including, without limitation, accounts arising from gas imbalances or from the sale of oil and gas at the wellhead), (c) all cash or other proceeds from the sale of such oil and gas once produced, and (d) all platforms, wells, facilities, fixtures, other corporeal property, whether movable or immovable, whether now or hereafter placed on the property covered by the Leases or the Contract Area or maintained or used in connection with the ownership, use or exploitation of the Leases or the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Leases or the Contract Area and the cash or other proceeds realized from any sale, transfer, disposition or conversion thereof. The interest of the Operator in and to the oil and gas produced from or attributable to the Leases or the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Leases or the Contract Area. To the extent permissible under applicable law, the security interest granted by the Operator hereunder covers (a) all substitutions, replacements, and accessions to the property of the Operator described herein and is intended to cover all of the rights, titles and interests of the Operator in all movable property now or hereafter located upon or used in connection with the Contract Area, whether corporeal or incorporeal,
      (b) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of the Operator in connection with the Leases or the Contract Area, or the oil and gas produced from or attributable to the Leases or the Contract Area, whether now owned or existing or hereafter acquired or arising, including, without limitation, all interests of the Operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Contract Area, and (c) all rights, claims, general intangibles, and proceeds of the Operator, whether now existing or hereafter acquired, in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to any of the Leases or the Contract Area, including the following;

               (i) all rights, titles, and interests of the Operator, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Attachment "1," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Leases or the Contract Area, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Leases or the Contract Area;

              (ii) all rights, titles, and interests of the Operator, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Attachment "1," to the extent, and only to the extent, that those contracts and agreements cover or include all or any portion of the Leases or the Contract Area; and

             (iii) all rights, titles, and interests of the Operator, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to any of the Leases or the Contract Area.

      5.7 For the purposes of the security interest in favor of the Non-Operator, this Memorandum (including a carbon, photographic, or other reproduction thereof and hereof) may be filed as a non-standard form of financing statement pursuant to the Uniform Commercial Code in the office of the Clerk of Court of any parish in the State of Louisiana, with the Non-Operator being the secured party and the Operator being the debtor with respect to such filing.

      5.8 The maximum amount for which the mortgage herein granted shall be deemed to secure the obligations and indebtedness of the Operator to the Non-Operator as stipulated herein is hereby fixed in an amount equal to Twenty-Five Million Dollars ($25,000,000.00) in the aggregate (the "Limit of the Mortgage of the Operator"), irrespective of the total number of Non-Operators party to the Operating Agreement at any time. Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of the Operator to the Non-Operator is secured hereby without limitation. Notwithstanding the foregoing Limit of the Mortgage of the Operator, the liability of the Operator under this Memorandum and the mortgage and security interest granted hereby shall be limited to (and the Non-Operator shall not be entitled to enforce the same against Operator for, an amount exceeding) the actual obligations and indebtedness (including all interest charges, Costs, attorneys' fees, and other charges provided for in this Memorandum or in the Operating Agreement) outstanding and unpaid and that are attributable to or charged against the interest of the Operator pursuant to the Operating Agreement.

6.0 To serve as notice of the existence of the Operating Agreement as a burden on the title of the Operator and the Non-Operator to their interests in and to the Leases, and the Contract Area, and for purposes of satisfying otherwise relevant recording and filing requirements of applicable law, this Memorandum is to be filed or recorded, as the case may be, in (a) the conveyance records of the parish or parishes in which the lands covered by the Leases or included within the Contract Area are located or adjacent pursuant to La. R.S. 9:2731 et seq., (b) the mortgage records of such parish or parishes, and (c) the appropriate Uniform Commercial Code records. All parties to the Operating Agreement are identified on Attachment "1" hereto.

7.0 If performance of any obligation under the Operating Agreement or payment of any indebtedness created thereunder does not occur or is not made when due under the Operating Agreement or upon default of any covenant or condition of the Operating Agreement, in addition to any other remedy afforded by law, each party to the Operating Agreement and any successor to such party by assignment, operation of law, or otherwise, shall have, and is hereby given and vested with, the power and authority to foreclose the mortgage, pledge, and security interest established in its favor herein and in the Operating Agreement in the manner provided by law and to exercise all rights of a secured party under the Uniform Commercial Code. If the Non-Operator does not pay its indebtedness or perform its obligations under the Operating Agreement when due, the Operator shall have the additional right to notify the purchaser or purchasers of the Non-Operator's production and collect such indebtedness out of the proceeds from the sale of the Non-Operator's share of production until the amount owed has been paid. The Operator shall have the right to offset the amount owed against the proceeds from the sale of the Non-Operator's share of production. Any purchaser of such production shall be entitled to rely on the Operator's statement concerning the amount of indebtedness owed by the Non-Operator and payment made to the Operator by any purchaser shall be binding and conclusive as between such purchaser and the Non-Operator.

8.0 Upon expiration of the Operating Agreement and the satisfaction of all obligations and indebtedness arising thereunder, the Operator, on behalf of all parties to the Operating Agreement, shall file of record an appropriate release and termination of all security and other rights created under the Operating Agreement and this Memorandum executed by all parties to the Operating Agreement. Upon the filing of such release and termination instrument, all benefits and obligations under this Memorandum shall terminate as to all parties who have executed or ratified this Memorandum. In addition, at any time prior to the filing of such release and termination instrument, each of the Operator and the Non-Operator shall have the right to (i) file a continuation statement pursuant to the Uniform Commercial Code with respect to any financing statement filed in their favor under the terms of this Memorandum and (ii) reinscribe this act in the appropriate mortgage records.

9.0 It is understood and agreed by the parties hereto that if any part, term, or provision of this Memorandum is held by the courts to be illegal or in conflict with any law of the state where made, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Memorandum did not contain the particular part, term, or provision held to be invalid.

10.0 This Memorandum shall be binding upon and shall inure to the benefit of the parties hereto and their respective Segal representatives, successors and permitted assigns. The failure of one or more persons owning an interest in the Contract Area to execute this Memorandum shall not in any manner affect the validity of the Memorandum as to those persons who execute this Memorandum.

11.0 A party having an interest in the Contract Area may ratify this Memorandum by execution and delivery of an instrument of ratification, adopting and entering into this Memorandum, and such ratification shall have the same effect as if the ratifying party had executed this Memorandum or a counterpart thereof. By execution or ratification of this Memorandum, such party hereby consents to its ratification and adoption by any party who acquires or may acquire any interest in the Contract Area.

12.0 This Memorandum may be executed or ratified in one or more counterparts and all of the executed or ratified counterparts shall together constitute one instrument. For purposes of recording in each of the records described in Paragraph 6 above, duplicate copies of this Memorandum with individual signature pages attached thereto may be filed of record, one copy of each to be indexed in the name of the Operator, as grantor, and one copy of each to be indexed in the name of the Non-Operator, as grantor, and duplicate copies of this Memorandum with individual signature pages attached thereto may be filed in the appropriate Uniform Commercial Code records, one filing for the Operator, as secured party, and another filing for the Non-Operator, as secured party. The respective addresses of the Operator, as both secured party and debtor, and the Non-Operator, as both debtor and secured party, at which information with respect to the security interests created in the Operating Agreement may be obtained, are set forth in Paragraph 1.0 of this Memorandum.

13.0 The Operator and the Non-Operator hereby agree to execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, any instrument or take any action necessary or appropriate to effectuate the terms of the Operating Agreement or any Exhibit, instrument, certificate or other document pursuant thereto.

14.0 Whenever the context requires, reference herein made to the single number shall be understood to include the plural, and the plural shall likewise be understood to include the singular, and specific enumeration shall not exclude the general, but shall be construed as cumulative.

EXECUTED on the dates set forth below each signature but made effective as of July 1, 2003.

                               OPERATOR:

WITNESSES:                     APACHE CORPORATION

__________________________     By:________________________________
                                      C. R, Harden

__________________________            Attorney-in-Fact
                               Date:______________________________

                               NON-OPERATOR:

WITNESSES:                     RIDGEWOOD ENERGY CORPOPRTION-

__________________________     By:________________________________
                               Name:  W. Greg Tabor
__________________________     Title: Executive Vice-President

                                 ACKNOWLEDGMENT
                                    OPERATOR:

STATE OF TEXAS

COUNTY OF HARRIS

      On this_________ day of September, 2004,, before me, appeared C.R. Harden to me personally known, who, being by me duly sworn, did say that she is the Attorney-in-Fact of Apache Corporation, a Delaware corporation, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors and that C.R. Harden acknowledged the instrument to be the free act and deed of the corporation.

                                           ________________________________
                                           NOTARY PUBLIC in and for the
                                           State of Texas

 My Commission expires:

                                 ACKNOWLEDGMENT
                                  NON-OPERATOR:

STATE OF TEXAS

COUNTY OF HARRIS

      On this__________day of September, 2004, before me, appeared NORMAN R. ROWLINSON, to me personally known, who, being by me duly sworn, did say that he is President of EXCESS ENERGY GP, LLC, Managing Partner of EXCESS ENERGY, LTD., and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors and that NORMAN R. ROWLINSON acknowledged the instrument to be the free act and deed of said company.

                                           ________________________________
                                           NOTARY PUBLIC in and for the
                                           State of Texas

My Commission expires:

STATE OF TEXAS

COUNTY OF HARRIS

      On this__________day of____________, 2004, before me, appeared__________., to me personally known, who, being by me duly sworn, did say that he is _________ of ____________ , a______________________ , and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors and that_______________, acknowledged the instrument to be the free act and deed of the______________.

                                           ________________________________
                                           NOTARY PUBLIC in and for the
                                           State of Texas

My Commission expires:

STATE OF TEXAS

COUNTY OF HARRIS

      On this___________day  of_________________,  2004, before me,  appeared
______________., to me personally known, who, being by me duly sworn, did say that he is ________ of ___________, a________________, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors and that____________________, acknowledged the instrument to be the free act and deed of the_________________.

                                           ________________________________
                                           NOTARY PUBLIC in and for the
                                           State of Texas

                                 State of Texas

My Commission expires:

STATE OF TEXAS

COUNTY OF HARRIS

      On   this______________   day   of_________,2004,  before   me,   appeared
___________., to me personally known, who, being by me duly sworn, did say that he is _____________ of _____________, a _______________, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors and that_______________, acknowledged the instrument to be the free act and deed of the___________________.

                                           ________________________________
                                           NOTARY PUBLIC in and for the
                                           State of Texas
My Commission expres:

STATE OF TEXAS

COUNTY OF HARRIS

      On this____________day of________, 2004, before me, appeared _________________., to me personally known, who, being by me duly sworn, did say that he is __________ of _________________, a_______________, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors and that_____________________, acknowledged the instrument to be the free act and deed of the_________________.

                                           ________________________________
                                           NOTARY PUBLIC in and for the
                                           State of Texas

My Commission expires:

STATE OF TEXAS

COUNTY OF HARRIS

      On this____________day of________, 2004, before me, appeared _________________., to me personally known, who, being by me duly sworn, did say that he is __________ of _________________, a_______________, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors and that_____________________, acknowledged the instrument to be the free act and deed of the_________________.

                                           ________________________________
                                           NOTARY PUBLIC in and for the
                                           State of Texas

COUNTY OF HARRIS

      On this___________day of , 2004, before me, appeared_________________., to me personally known, who, being by me duly sworn, did say that he is ____________________ of ______________, a _________________, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors and that ____________, acknowledged the instrument to be the free act and deed of the____________________.

                                           ________________________________
                                           NOTARY PUBLIC in and for the
                                           State of Texas

My Commission expires:

COUNTY OF HARRIS

      On this __________ day of _________,  2004, before me, appeared_________., to me personally known, who, being by me duly sworn, did say that he is__________ of ___________ , a____________ , and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors and that ___________________, acknowledged the instrument to be the free act and deed of the__________________.

                                           ________________________________
                                           NOTARY PUBLIC in and for the
                                           State of Texas

My Commission expires:

                          ATTACHMENT "1" TO EXHIBIT "F"

    Attached to and made a part of the Memorandum of Operating Agreement and
       Financing Statement by and between Apache Corporation, as Operator, and Ridgewood Energy Corporation, et al, as Non-Operators

I.    DESCRIPTION OF LANDS AND LEASES WITHIN THE CONTRACT AREA

State Lease 16672, covering a portion of Block 7, Vermilion Area, containing approximately 1,703.67 acres and State Lease 17058, covering a portion of Block 8, Vermilion Area, containing approximately 1,046.75 acres

II.   OPERATOR

      Apache Corporation

III.  PARTIES, REPRESENTATIVES, ADDRESSES, AND INTERESTS

APACHE CORPORATION                       45% WI BPO           36% WI APO

2000 Post Oak Blvd., Suite 100
Houston, TX 77056-4400
Attn: Land Manager - Gulf Coast Region
TaxID# _______________
Phone: (713)296-6349
Fax: (713)296-7024
EMAIL: becky.harden@apachecorp.com

RIDGEWOOD ENERGY CORPORATION             20% Wl BPO           16% WI APO

5300 Memorial Drive, 3rd Floor
Houston, TX 77007
Attn: Randy Bennett
Tax ID#________________
Telephone: 713-863-9563
Fax:713-863-9781
EMAIL: rbennett@ridgewcodenergy.com

TIGRE ENERGY, LLC                        0% Wl BPO            20% Wl APO

7 Hedwig Circle
Houston, TX 77024
Attn: Art Dickinson
Tax ID#_______________
Telephone: 713-468-8017
Fax:_____________________
EMAIL: adickinson@sbcglobal.net

WILLIFORD ENERGY COMPANY                 12% WI BPO           9.6% Wl APO

5314 S. Yale Avenue, Suite 900
Tulsa, OK 74135-6257
Attn: Doug Storts
Tax ID# 73-1062-169
Telephone: 918-493-2300 Ext 118
Fax:____________________________
EMAIL: dstorts@willifordenergv.com

MOUNTAIN ENERGY, LL                      10% WI BPO           8% Wl APO

PO Box 1499
Pebble Beach, CA93953
Attn: John Lockridge
Tax ID# ###-##-####
Telephone:___________________
Fax:__________________________
EMAIL: ilock@netope.com

WITNESSES:                     MOUNTAIN ENERGY, LLC

__________________________     By:__________________________________
                               Name:  John Lockridge
__________________________     Title: Manager

WITNESSES:                     WILLIFORD ENERGY COMPANY

__________________________     By:__________________________________
                               Name:  P. Douglas Stouts
                               Title: Senior V.P., Operations

WITNESSES:                     EXCESS ENERGY, LTD.

__________________________     By:___________________________________
                               Name:  Norman R. Rowlinson
__________________________     Title: President, Excess Energy
                                      GP, LLC, Managing Partner of
                                      Excess Energy, Ltd.

WITNESSES:                     TIGRE ENERGY, LLC

__________________________     By:__________________________________
                               Name:  Jeffrey W. Wheelock
__________________________     Title: Manager

WITNESSES:                     HUERFANO CORPORATION

__________________________     By:__________________________________
                               Name:  Arthur S. Dickinson
__________________________     Title: Chairman

WITNESSES:                     LOWE PARTNERS L.P.

__________________________     By:__________________________________
                               Name:  Mary Ralph Lowe
__________________________     Title: President of Maralo, LLC, Managing Partner
                                      of Lowe Partners, LP